As filed with the Securities and Exchange Commission on April 13, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEASPAN CORPORATION

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Reiss, Esq.

Colin J. Diamond, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Tel: (212) 819-8200

Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:(1)
Class A common shares, par value US$0.01 per share
Preferred shares, par value US$0.01 per share
Convertible preferred shares, par value US$0.01 per share
Debt securities(5)
Convertible debt securities(5)
Guarantees of debt securities
Warrants
Units(6)
Subtotal			$2,000,000,000(2)(3)	$249,000(7)
Secondary Offering:(1)
Class A common shares, par value US$0.01 per share	40,976,535(3)	$6.8199	$279,455,871	$34,792
Series D preferred shares, par value US$0.01 per share	1,986,449(3)	$24.165	$48,002,540	$5,976
Total				$289,769(8)

(1)	This registration statement consists of two prospectuses. The first prospectus, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), is combined prospectus relating to and for use in connection with a primary offering and secondary offering as follows: (i) the offer and sale by the registrant of up to $282,143,056 of various classes of securities (listed in footnote 2 below), which were registered by the registration statement on Form F-3 (File No. 333-211545), as amended by post-effective amendment no. 3 thereto declared effective on April 25, 2017 (the “Prior Registration Statement”), and which were not issued or sold under the Prior Registration Statement (the “Previously Registered Primary Securities”); (ii) the offer and sale by the registrant of up to $1,717,856,944 of various classes of securities (listed in footnote 2 below), which are being registered initially by this registration statement (the “Newly Registered Primary Securities”); and (iii) the offer and resale by selling security-holders named herein of 40,976,535 Class A common shares. This registration statement shall constitute a post-effective amendment to the Prior Registration Statement, which will become effective concurrently with the effectiveness of this registration statement and pursuant to Section 8(c) of the Securities Act. The second prospectus, which relates only to a secondary offering, covers the offer and resale by selling security-holders named herein of 1,986,449 series D preferred shares.
(2)	Relates to such indeterminate amount of the registrant’s Class A common shares, preferred shares, convertible preferred shares, debt securities, convertible debt securities, guarantees of debt securities, warrants and units consisting of both Previously Registered Primary Securities and Newly Registered Primary Securities as may, from time to time, be issued at indeterminate prices, including upon exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the registrant exceed $2,000,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(3)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and the aggregate offering price are based upon the average of the high and low sales prices of the registrant’s Class A common shares ($6.9148 and $6.725) and the series D preferred shares ($24.29 and $24.04) as reported on The New York Stock Exchange on April 6, 2018.
(5)	Subject to note (2) above, an indeterminable amount of these securities may be senior or subordinated.
(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from each other.
(7)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee for two or more classes of securities to be calculated on the basis of the maximum offering price of all securities listed, and Instruction II.C of Form F-3, this table not does specify by each class the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price. This registration fee is calculated on the basis of up to $2,000,000,000 of securities to be sold by the registrant.
(8)	Of this amount, $35,127 was previously paid and offset by the unused registration fee associated with the Previously Registered Primary Securities in connection with the Prior Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, the registration fee for the $2,000,000,000 of securities and the securities of the selling security-holders being registered hereunder is $254,641.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling security-holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 13, 2018

PROSPECTUS

$2,000,000,000 of

Class A Common Shares,

Preferred Shares, Convertible Preferred Shares,

Debt Securities, Convertible Debt Securities,

Guarantees of Debt Securities, Warrants and Units

Offered by the Company

and

40,976,535 Class A Common Shares

Offered by Selling Security-holders

Seaspan Corporation

We may offer to the public from time to time in one or more series or issuances Class A common shares, or common shares, preferred shares, convertible preferred shares, debt securities, convertible debt securities, guarantees of debt securities, warrants or units.

In addition, the selling security-holders identified in this prospectus may offer and resell up to 40,976,535 common shares. These common shares were issued pursuant to transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. We will not receive any of the proceeds from the sale of these common shares by the selling security-holders.

We may, from time to time, offer to sell the securities and the selling security-holders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may from time to time offer to sell the common shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. We may sell the securities and the selling security-holders may sell the common shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale that may be used by us or the selling security-holders, please see “Plan of Distribution.”

Each time we or a selling security-holder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Our common shares trade on The New York Stock Exchange under the symbol “SSW.”

You should carefully consider each of the factors described under “Risk Factors” beginning on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus, as well as the information we file with the U.S. Securities and Exchange Commission, or SEC, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement, a free writing prospectus or a future filing with the SEC incorporated by reference into this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and the selling security-holders referred to in the prospectus and identified in supplements to this prospectus may offer and resell from time to time our common shares under this prospectus.

This prospectus does not cover the issuance of any of our common shares by us to the selling security-holders, and we will not receive any of the proceeds from any sale of common shares by the selling security-holders. Except for any underwriting discounts, selling commissions, transfer taxes and fees, which are to be paid by the selling security-holders, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling security-holders covered by this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material U.S. federal income tax and Non-United States tax considerations relating to the securities covered by the prospectus supplement. The information in this prospectus is accurate as of its date. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless otherwise indicated, the term “selling security-holders” as used in this prospectus means the selling security-holders referred to in this prospectus and their donees, pledgees, transferees and other successors-in-interest. Unless otherwise indicated, references in this prospectus to “Seaspan,” the “Company,” “we,” “us” and “our” and similar terms refer to Seaspan Corporation and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the common shares described herein, shall mean Seaspan Corporation. Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States.

SEASPAN CORPORATION

We are a leading independent charter owner and manager of containerships, which we charter primarily pursuant to long-term, fixed-rate time charters with major container liner companies. As of April 1, 2018, we operated a fleet of 108 containerships and have entered into contracts for the purchase of an additional four newbuilding containerships which have scheduled delivery dates through the second quarter of 2018. Our four newbuilding containerships will commence operation under long-term, fixed-rate charters upon delivery. As of April 1, 2018, the average age of the 108 vessels in our operating fleet was approximately five years, on a TEU weighted basis.

On March 13, 2018, we acquired (the “GCI Acquisition”) the remaining 89% equity interest of Great China Intermodal Investments LLC (“GCI”) we did not already own from affiliates of The Carlyle Group and the minority owners of GCI. Through the GCI Acquisition, we increased our fleet by 18 modern containerships, two of which are newbuild vessels scheduled for delivery during the second quarter of 2018. We managed each of the 16 operating vessels pursuant to charters prior to the GCI Acquisition.

We are a Marshall Islands corporation incorporated on May 3, 2005. We maintain our principal executive offices at Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China. Our telephone number is (852) 2540-1686. We maintain a website at www.seaspancorp.com. The information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein when making a decision whether to invest in our securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-2736. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s web site at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, or the Exchange Act, from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal security-holders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 6, 2018;

•	all subsequent Annual Reports on Form 20-F filed after effectiveness of the registration statement and prior to the time that all of the securities offered by this prospectus have been sold or de-registered;

•	Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 6, 2018, March 14, 2018, March 30, 2018 and April 9, 2018;

•	any subsequent Reports of Foreign Private Issuer on Form 6-K furnished to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the time that all of the securities offered by this prospectus have been sold or de-registered, in each case, that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•	the description of our Class A common shares contained in our Registration Statement on Form 8-A filed on August 2, 2005, and amended on March 31, 2011, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference into this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document), at no cost, by visiting our website at www.seaspancorp.com, or by writing or calling us at the following address:

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” set forth in this prospectus and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, without limitation, our Annual Report on Form 20-F. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RISK FACTORS

Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in our securities, you should carefully consider the following risk factor together with all information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement. If any of such risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected.

Our substantial debt levels and vessel lease obligations may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.

As of December 31, 2017, on an as adjusted basis we would have had approximately $3.8 billion in aggregate principal amount of debt outstanding under our credit facilities, our 6.375% senior unsecured notes due 2019, our 7.125% senior unsecured notes due 2027 and our 5.50% senior notes due 2025 (collectively, our “Notes”), and capital lease obligations of approximately $648.8 million after giving effect to the issuance on February 14, 2018 of $250.0 million aggregate principal amount of our 5.50% senior notes due 2025 (the “2025 Notes”) to certain affiliates of Fairfax Financial Holdings Limited (the “Fairfax Investors”) and our assumption of certain debt in connection with the GCI Acquisition that was consummated on March 13, 2018.

On March 13, 2018, we also entered into a subscription agreement with Hamblin Watsa Investment Counsel Ltd., a wholly-owned subsidiary of Fairfax Financial Holdings Limited for an additional purchase of $250 million aggregate principal amount of our 5.50% senior notes due 2026, to be issued in January 2019 in a private placement.

Our level of debt and vessel lease obligations could have important consequences to us, including the following:

•	our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms, or at all;

•	we may need to use a substantial portion of our cash from operations to make principal and interest payments on our debt or make our lease payments, reducing the funds that would otherwise be available for operation and future business opportunities;

•	our debt level could make us more vulnerable to competitive pressures, a downturn in our business or the economy generally than our competitors with less debt; and

•	our debt level may limit our flexibility in responding to changing business and economic conditions.

Our ability to service our debt and vessel lease obligations will depend upon, among other things, our financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our results of operations are not sufficient to service our current or future indebtedness and vessel lease obligations, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms, or at all.

We may not be able to timely repay or be able to refinance amounts incurred under our credit facilities, Notes and capital and operating lease arrangements.

We have financed a substantial portion of our fleet with indebtedness incurred under our existing credit facilities, Notes and capital and operating lease arrangements. We have significant normal course payment obligations under our credit facilities, our Notes and capital and vessel operating lease arrangements, both prior to and at maturity, including as of December 31, 2017 after giving pro forma effect to the issuance of the 2025 Notes and the assumption of debt in connection with the GCI Acquisition, approximately $540.0 million in 2018 and an additional $4.8 billion through 2027. In addition, under our credit facilities and capital and operating lease arrangements, a payment may be required in certain circumstances as a result of events such as the sale or loss of a vessel, a termination or expiration of a charter (where we do not enter into a replacement charter acceptable to the lenders within a required period of time) or termination of a shipbuilding contract. The amount that must be paid may be calculated based on the loan to market value ratio or some other ratio that takes into account the market value of the relevant vessel (with the repayment amount increasing if vessel values decrease), or may be the entire amount of the financing in regard to a credit facility or a pre-determined termination sum in the case of a capital or operating lease.

If we are not able to refinance outstanding amounts at an interest rate or on terms acceptable to us, or at all, we will have to dedicate a significant portion of our cash flow from operations to repay such amounts, which could reduce our ability to satisfy payment obligations related to our securities, our credit facilities, Notes and capital and operating lease arrangements or may require us to delay certain business activities or capital expenditures or cease paying dividends. If we are not able to satisfy these obligations (whether or not refinanced) under our credit facilities, Notes or capital or operating lease arrangements with cash flow from operations, we may have to seek to restructure our indebtedness and lease arrangements, undertake alternative financing plans (such as additional debt or equity capital) or sell assets, which may not be available on terms attractive to us or at all. If we are unable to meet our debt or lease obligations, or if we otherwise default under our credit facilities, Notes or capital or operating lease arrangements, the holders of such debt or lessors could declare all outstanding indebtedness to be immediately due and payable and in the case of (i) our credit facilities and capital or operating lease arrangements, foreclose on the vessels securing such indebtedness and (ii) in the 2025 Notes, foreclose on the equity of GCI, which entity is an intermediate holding company that owns the equity of a number of our indirect vessel owning subsidiaries. Additionally, most of our debt instruments contain cross-default provisions, which generally cause a default or event of default under each instrument upon a qualifying default or event of default under any other debt instrument. If we are unable to repay outstanding borrowings when due, holders of our secured debt also have the right to proceed against the collateral granted to them that secures the indebtedness. The market values of our vessels, which fluctuate with market conditions, will also affect our ability to obtain financing or refinancing, as our vessels serve as collateral for loans. Lower vessel values at the time of any financing or refinancing may reduce the amounts of funds we may borrow.

A decrease in the level of export of goods or an increase in trade protectionism will harm our customers’ business and, in turn, harm our business, results of operations and financial condition.

Most of our customers’ containership business revenue is derived from the shipment of goods from the Asia Pacific region, primarily China, to various overseas export markets, including the United States and Europe. Any reduction in or hindrance to the output of China-based exporters could negatively affect the growth rate of China’s exports and our customers’ business. For instance, the government of China has implemented economic policies aimed at increasing domestic consumption of Chinese-made goods. This may reduce the supply of goods available for export and may, in turn, result in a decrease in shipping demand.

Our international operations expose us to the risk that increased trade protectionism will harm our business. If global economic challenges exist, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, the current U.S. administration recently proposed tariffs on a variety of products exported by China. China has responded in kind which has resulted in further proposals by the current administration to impose tariffs on other Chinese products. In addition, the current U.S. administration has stated that it may seek to implement more protective trade measures not just with respect to China but with respect to other countries in the Asia Pacific region as well. Increasing trade protectionism in the markets that our customers serve has caused and may continue to cause an increase in (a) the cost of goods exported from Asia Pacific, (b) the length of time required to deliver goods from the region and (c) the risks associated with exporting goods from the region. Such increases may also affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs.

Any increased trade barriers or restrictions on global trade, especially trade with China, would harm our customers’ business, results of operations and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could harm our business, results of operations and financial condition.

Our continuing compliance with the requirements of the Sarbanes-Oxley Act of 2002 will depend, in part, on our ability to integrate effectively the internal controls and procedures of GCI with our own.

In connection with the GCI Acquisition, we will assess and make any necessary adjustments to GCI’s internal controls and procedures in order to maintain the overall effectiveness of our internal controls and procedures, to ensure that we continue to deliver accurate and timely financial information and to ensure ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We have not yet completed our evaluation of GCI’s internal controls. Our failure to accomplish this on a timely basis or at all could compromise our compliance with the Sarbanes-Oxley Act of 2002 and the timeliness and accuracy of our financial reporting, which could reduce investor confidence in our publicly reported consolidated financial statements.

Our employment agreement with our current chief financial officer will terminate in June 2018, and we may experience disruption as we transition to our new chief financial officer.

Our current chief financial officer, Mr. David Spivak, provided notice that he is exercising his right to terminate his employment with us effective June 29, 2018 to pursue other opportunities. Mr. Spivak will continue in his current role until May 5, 2018, after which Mr. Ryan Courson will be appointed chief financial officer. Mr. Spivak will continue with us as special advisor to the president and chief executive officer through the end of June.

Mr. Courson commenced employment with us as senior vice president, corporate development in March 2018. A lack of effective transition to our new chief financial officer may harm our business, results of operations or financial condition.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities we offer pursuant to this prospectus for general corporate purposes, including capital expenditures (such as vessel acquisitions), repayment of indebtedness and working capital.

We will not receive any of the proceeds from the sale of common shares by the selling security-holders under this prospectus and any related prospectus supplement. Please see “Selling Security-holders.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of December 31, 2017.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus.

(Dollars in thousands)	ACTUAL
Cash and cash equivalents	$253,176

Long-term debt:
Long-term debt (including current portion) (1)(2)	$2,450,633
Long-term obligations under capital lease (including current portion)(1)	638,928
Shareholders’ equity(3)
Share capital
Series D preferred shares, $0.01 par value; 20,000,000 shares authorized; 5,030,864 shares issued and outstanding(4)
Series E preferred shares, $0.01 par value; 15,000,000 shares authorized; 5,415,937 shares issued and outstanding
Series F preferred shares, $0.01 par value; 20,000,000 shares authorized; 5,600,000 shares issued and outstanding
Series G preferred shares, $0.01 par value; 15,000,000 shares authorized; 7,800,800 shares issued and outstanding
Series H preferred shares, $0.01 par value; 15,000,000 shares authorized; 9,025,105 shares issued and outstanding
Class A common shares, $0.01 par value; 200,000,000 shares authorized; 131,664,101 shares issued and outstanding(5)	1,646
Treasury shares (Class A common shares)	(377)
Additional paid-in capital(5)	2,752,988
Deficit	(781,137)
Accumulated other comprehensive loss	(23,688)

Total shareholders’ equity	1,949,432

Total capitalization	$5,038,993

(1)	Debt issuance costs related to a recognized liability, including long-term obligations under capital lease, are presented as a direct deduction from the carrying amount of the debt liability in the consolidated balance sheet. As at December 31, 2017, $17.4 million and $9.9 million have been deducted from the carrying amount of long-term debt and long-term obligations under capital lease, respectively.
(2)	Does not include (i) the $250 million aggregate principal amount of the 2025 Notes issued to the Fairfax Investors, together with warrants (the “Fairfax Warrants”) exercisable for 38,461,539 Class A common shares, on February 14, 2018 pursuant to a subscription agreement and a supplemental note indenture and a warrant agreement or (ii) the outstanding principal amount of $1.0 billion of debt assumed in connection with the GCI Acquisition on March 13, 2018. The sum of the total principal amount of the 2025 Notes, the debt assumed in connection with GCI and the total Long-term debt at December 31, 2017 is $3.7 billion. Under United States generally accepted accounting principles (“U.S. GAAP”) we are required to record as a liability on our financial statements the fair value of the 2025 Notes pursuant to ASC 480 and ASC 815 and the fair value of the debt assumed in connection with GCI pursuant to ASC 805. The fair value of these debts will differ from the outstanding principal amount set out above, and may differ materially.
(3)	Does not include our series A preferred shares, series B preferred shares, series C preferred shares, series R preferred shares, Class B common shares and Class C common shares, none of which are issued or outstanding.

(4)	Does not reflect the issuance of 1,986,449 additional series D preferred shares subsequent to December 31, 2017 at an agreed upon price of $24.84 per share, totaling $49.3 million as partial consideration for the GCI Acquisition. Such securities are being offered pursuant to this prospectus. These series D preferred shares will be recorded at fair value being the closing price as of March 13, 2018. As these series D preferred shares are subject to a put right agreement dated March 13, 2018, between the Company and each of Blue Water Commerce, LLC, Greater China Industrial Investments LLC and Tiger Management Limited, by which the initial holders can put these shares back to us for repurchase at a price of $24.84 per share commencing 18 months after March 13, 2018 for a period of one month, these series D preferred shares will be recorded as temporary equity on our financial statements in accordance with ASC 480.
(5)	Does not reflect 2,514,996 additional issued and outstanding Class A common shares issued pursuant to a subscription agreement for a total of $15.8 million as partial consideration for the GCI Acquisition and 38,461,539 Class A common shares issuable upon the exercise of the Fairfax Warrants, issued pursuant to a subscription agreement and a warrant agreement, and each issued subsequent to December 31, 2017. The Class A common shares and the Fairfax warrants will be recorded at their respective fair values under U.S. GAAP. The excess of consideration received by us over the par value of the Class A common shares will be recorded as additional paid in capital. In particular, under U.S. GAAP we are required to record in shareholders’ equity the fair value of the Fairfax Warrants pursuant to ASC 480 and ASC 815 at the time of the issuance of such warrants and regardless of whether those warrants are exercised or not.

PRICE RANGE OF COMMON SHARES AND DIVIDENDS

Our common shares are traded on the NYSE under the symbol “SSW.” The following table sets forth, for the periods indicated, the high and low sales price per common share, as reported on The New York Stock Exchange, and the amount of quarterly cash dividends declared per share. The closing sales price of our common shares on The New York Stock Exchange on April 12, 2018 was $6.90 per share.

	Price Ranges		Quarterly Cash Dividends(1)
	High	Low
Years Ended
December 31, 2013	$25.10	$16.46
December 31, 2014	24.36	16.81
December 31, 2015	20.87	14.02
December 31, 2016	20.00	8.08
December 31, 2017	11.76	5.02
Quarters Ended
March 31, 2016	$20.00	$13.67	$0.3750
June 30, 2016	18.36	13.53	0.3750
September 30, 2016	15.49	13.16	0.3750
December 31, 2016	13.67	8.08	0.3750
March 31, 2017	11.76	6.05	0.1250
June 30, 2017	7.50	5.02	0.1250
September 30, 2017	7.91	6.22	0.1250
December 31, 2017	7.70	5.63	0.1250
March 31, 2018	7.71	5.53	0.1250
Months Ended
September 30, 2017	$7.49	$6.68
October 31, 2017	7.70	6.72
November 30, 2017	7.12	5.64
December 31, 2017	7.18	5.63
January 31, 2018	7.73	6.55
February 28, 2018	7.36	6.10
March 31, 2018	6.86	5.53
April 30, 2018(2)	6.95	6.58

(1)	Dividends are shown for the quarter with respect to which they were declared.
(2)	Period ending April 12, 2018.

SELLING SECURITY-HOLDERS

This prospectus covers the offering for resale of 40,976,535 Class A common shares by selling security-holders. The Class A common shares consist of 2,514,996 shares issued on March 13, 2018 pursuant to a share subscription agreement and 38,461,539 shares issuable upon the exercise of the Fairfax Warrants issued on February 14, 2018, in each case, in transactions exempt from registration under the Securities Act prior to the original filing date of the registration statement of which this prospectus forms a part.

The selling security-holders are expected to consist of those security-holders who have the right to include their securities in a registration or offering effected by us under the terms of our previously disclosed Registration Rights Agreement, dated as of March 13, 2018, between us and an investor party thereto and our previously disclosed Registration Rights Agreement, dated February 14, 2018, between us, the investors party thereto and certain of our subsidiaries party thereto.

RATIO OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to (a) fixed charges and (b) fixed charges and preference dividends for the periods presented:

	Year Ended December 31,
	2017	2016		2015	2014	2013
Ratio of earnings to fixed charges(1)	2.0	—	(2)	2.5	2.1	4.7
Ratio of earnings to fixed charges and preference dividends(1)	1.4	—	(2)	1.8	1.5	3.2
Dollar amount (in thousands) of deficiency in earnings to fixed charges	—	142,850		—	—	—
Dollar amount (in thousands) of deficiency in earnings to fixed charges and preference dividends	—	196,935		—	—	—

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges and to fixed charges and preference dividends:

•	“earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP (which includes non-cash unrealized gains and losses on derivative financial instruments) plus fixed charges, net of capitalized interest and capitalized amortization of deferred financing fees;

•	“fixed charges” represent interest incurred (whether expensed or capitalized) and amortization of deferred financing costs (whether expensed or capitalized) and accretion of discount; and

•	“preference dividends” refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of (a) the dividend divided by (b) the result of 1 minus the effective income tax rate applicable to continuing operations.

The ratios of earnings to fixed charges and to fixed charges and preference dividends are ratios that we are required to present in this prospectus and have been calculated in accordance with Commission rules and regulations. These ratios have no application to our credit and lease facilities and preferred shares and we believe they are not ratios generally used by investors to evaluate our overall operating performance.

(2)	The ratio of earnings to fixed charges or to fixed charges and preference dividends for this period was less than 1.0X.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Under our articles of incorporation, our authorized shares consist of 200,000,000 Class A common shares, par value $0.01 per share, 25,000,000 Class B common shares, par value $0.01 per share, 100 Class C common shares, par value $0.01 per share, and 150,000,000 shares of preferred shares, par value $0.01 per share. As of March 31, 2018, there were issued and outstanding 136,028,797 Class A common shares, no Class B common shares, no Class C common shares, no series A preferred shares, no series B preferred shares, no series C preferred shares, 7,017,313 series D preferred shares, 5,415,937 series E preferred shares, 5,600,000 series F preferred shares, 7,800,800 series G preferred shares, 9,025,105 series H preferred shares and no series R preferred shares.

We have proposed for approval at our April 27, 2018 annual general meeting a resolution to amend our articles of incorporation to increase the number of authorized Class A common shares from 200,000,000 to 400,000,000, with corresponding increases in the number of authorized common shares from 225,000,100 to 425,000,100 and in the number of authorized shares of capital stock from 375,000,100 to 575,000,100.

Common Shares

Our Class A common shares are our only outstanding class of common shares.

Dividends

Under our articles of incorporation, our common shareholders may receive quarterly dividends. Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends will depend upon our financial condition, our operations, our cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments and our preferred shares, industry trends, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The Marshall Islands Business Corporations Act, or the BCA, generally prohibits the payment of dividends other than from paid-in capital in excess of par value and our earnings or while we are insolvent or would be rendered insolvent on paying the dividend.

Voting

Our common shares each have one vote. A majority of the common shares constitutes a quorum at meetings of the shareholders. Our series F preferred shares are generally entitled to vote together as a single class with the holders of our common shares, on an as-converted basis. The 5,600,000 series F preferred shares outstanding are convertible into class A common shares at a price of $18.00 per share, for a total of 7,777,777 common shares as of March 31, 2018.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Removal of Directors; Vacancies

Our articles of incorporation and bylaws provide that directors may be removed with cause upon the affirmative vote of holders of a majority of the shares entitled to vote generally in the election of directors, voting together as a single class. In addition, our articles of incorporation and bylaws also provide that any vacancies on our board of directors and newly created directorships will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting

The BCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provides otherwise. Our articles of incorporation prohibit cumulative voting.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors, or if applicable, by the longest serving co-chairman of our board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the date on which we first mailed our proxy materials for the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Amendments to Our Bylaws

Our articles of incorporation and bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote in any manner not inconsistent with the laws of the Republic of the Marshall Islands and our articles of incorporation. Shareholders may amend our bylaws by a vote of not less than 66-2/3% of the shares entitled to vote.

Business Combinations

Our articles of incorporation contain provisions that prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•	after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting shares that are not owned by the interested shareholder;

•	the shareholder became an interested shareholder prior to the completion of our initial public offering; or

•	the interested shareholder is Gerry Wang, Graham Porter, Dennis Washington, Kyle Washington or any of their affiliates, or any person that purchases shares from any of those individuals or any of their affiliates, provided, the person that purchased such shares does not own more than 1% of our outstanding shares at the time of such acquisition or acquire more than an additional 1% of our outstanding shares other than from those individuals or any of their affiliates.

Generally, a “business combination” includes any merger or consolidation of us or any direct or indirect majority-owned subsidiary of ours with (a) the interested shareholder or any of its affiliates or (b) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity that (a) owns 15% or more of our outstanding voting shares, (b) is an affiliate or associate of us and was the owner of 15% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder or (c) the affiliates and associates of any person listed in (a) or (b), except that any person who owns 15% or more of our outstanding voting shares, as a result of action taken solely by us shall not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us, not caused, directly or indirectly, by such person.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our common shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors or officers for monetary damages for actions taken as a director or officer to the fullest extent permitted by law.

Our articles of incorporation provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exchange Listing

Our common shares are listed on The New York Stock Exchange, where they trade under the symbol “SSW.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common shares.

Preferred Shares and Convertible Preferred Shares

Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including, among other things:

•	the designation of the series;

•	the number of shares in the series;

•	the dividend terms and conditions of the series;

•	any redemption rights of, or sinking fund for, the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into any other security of our company or any other corporation, and, if so, the terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities (any of which may be senior or subordinated and convertible or not convertible) from time to time in one or more series, under an indenture to be dated as of a date on or prior to our initial issuance of the debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture, and our subordinated debt securities would be issued under a subordinated indenture. The senior or subordinated indenture for debt securities and any convertible debt securities, forms of which are included as exhibits to the registration statement of which this prospectus is a part, will be executed at the time we issue applicable debt securities. Any supplemental indentures will be filed with the SEC on a Report of Foreign Private Issuer on Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the Indentures and each, individually, as an Indenture. The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act.

Our statements below relating to the debt securities and the Indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

The provisions of the Indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement and an applicable supplemental indenture, any senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt, and the subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all of our senior indebtedness with respect to such series, as described in the applicable prospectus supplement. Any debt securities may be convertible into common shares.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable Indenture;

•	the consequences of any failure to pay principal, interest, or, if applicable, any sinking or amortization installment;

•	whether the offered debt securities will be convertible or exchangeable into common shares, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities, and if subordinated the aggregate amount of outstanding indebtedness that is senior to the subordinated debt and any limitations on the issuance of additional senior indebtedness, if any;

•	whether the applicable Indenture will include provisions restricting the declaration of dividends or requiring the creation or maintenance of any reserves or of any ratio of assets;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

Consolidation, Merger and Sale of Assets

The terms of the Indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may not consolidate with or merge with or into, any other person or sell, assign, convey, transfer, lease our properties and assets as an entirety or substantially as an entirety to any person, unless:

•	the successor person is a corporation organized and existing under the laws of the Marshall Islands, the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the debt securities and the applicable Indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the applicable Indenture are met.

Upon any consolidation, merger, sale, assignment, conveyance, transfer or lease of the properties and assets of the Company in accordance with the foregoing provisions, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the applicable Indenture; and thereafter, except in the case of a lease, the Company shall be released from all obligations and covenants under the applicable Indenture and the debt securities.

Events of Default

The terms of the Indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the debt securities are subject to the following events of default:

(1)	failure to pay principal of or any premium when due;

(2)	failure to pay any interest when due, continued for 30 days;

(3)	failure to perform any of our other covenants in the applicable Indenture, continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities, as provided in the applicable Indenture;

(4)	any debt of the Company is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such debt unpaid or accelerated exceeds $50.0 million;

(5)	any judgment or decree for the payment of money in excess of $50.0 million is entered against us and remains outstanding for a period of 90 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(6)	certain events of bankruptcy, insolvency or reorganization affecting us.

If an event of default, other than an event of default described in clause (6) above, occurs and is continuing, either the trustee under the applicable Indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities may declare the principal amount of the debt securities to be due and payable immediately. If an event of default described in clause (6) above occurs, the principal amount of the debt securities and accrued and unpaid interest, if any, will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and any premium, interest or any additional amounts which are required under the applicable Indenture or the debt securities to be paid by the Company, in each case which have become due as a result of such acceleration, have been cured or waived.

Notwithstanding the foregoing, if we so elect by notice to all holders of record of debt securities and the trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which an event of default described below would otherwise occur, the sole remedy under the each Indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our annual and quarterly reporting obligations to the trustee and the SEC will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the debt securities at an annual rate equal to (i) 0.25% per annum of the outstanding principal amount of the debt securities for each day during the 90-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and (ii) 0.50% per annum of the outstanding principal amount of the debt securities for each day during the 90-day period beginning on, and including, the 91st day following the date on which such event of default first occurs and on which such event of default is continuing. This additional interest will be payable in arrears on the same dates and in the same manner as regular interest on the debt securities. On the 181st day after such event of default first occurs (if not waived or cured prior to such 181st day), such additional interest will cease to accrue and the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above. The provisions of the Indentures described in this paragraph will not affect the rights of holders of debt securities in the event of the occurrence of any other events of default.

The trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the applicable Indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. In the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

No holder will have any right to institute any proceeding under the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable Indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee;

•	such holder has offered to the trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the debt securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of, interest on and any Additional Amounts with respect any debt security on or after the applicable due date in accordance with the applicable Indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding debt securities may waive any default or event of default unless:

•	we fail to pay the principal of, any interest on or any Additional Amounts with respect to any debt security when due;

•	we fail to comply with any of the provisions of the applicable Indenture that would require the consent of the holder of each outstanding debt security affected.

The Indentures provide that within 90 days after the trustee receives written notice of a default, the trustee shall transmit by mail to all holders, notice of such default hereunder, unless such default shall have been cured or waived. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the best interest of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal of;

•	any premium and accrued and unpaid interest, if any, on; and

•	Additional Amounts, if any, on

its debt securities, on or after the respective due dates expressed or provided for in the applicable Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may amend or supplement the Indentures with respect to the debt securities with the consent (including consents obtained in connection with any tender offer or exchange offer) of the holders of a majority in aggregate principal amount of the outstanding debt securities. In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance in any instance with any provision of the applicable Indenture without notice to the other holders of debt securities. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding debt securities affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to the debt securities;

•	reduce the principal amount of or interest on the debt securities or any Additional Amounts with respect thereto;

•	change the currency of payment of principal of, any premium or interest on or any Additional Amounts with respect to the debt securities or change any debt security’s place of payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or waiver, provided for in the applicable Indenture, or reduce the requirements for quorum or voting;

•	impair the right of any holder to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the debt securities;

•	impair the right to convert or exchange any debt security into or for securities of the Company or other securities, cash or property in accordance with the debt security’s terms;

•	change the ranking of the debt securities;

•	change our obligation to pay Additional Amounts on any debt security; or

•	modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of the debt securities.

We and the trustee may amend or supplement the Indentures or the debt securities without notice to, or the consent of, the holders of the debt securities to, among other things:

•	cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any holder of the debt securities in any material respect;

•	provide for the assumption by a successor corporation of our obligations under an Indenture;

•	secure the debt securities;

•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us; or

•	make any change that does not adversely affect the rights of any holder.

The consent of the holders is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the Indentures by delivering to the trustee for cancellation all outstanding debt securities or depositing with the trustee or delivering to the holders, as applicable, after all outstanding debt securities have become due and payable, or will become due and payable at their stated maturity within one year, cash sufficient to pay and discharge the entire indebtedness all of the outstanding debt securities and all other sums payable under the applicable Indenture by us. Such discharge is subject to terms contained in the applicable Indenture.

Defeasance

We may terminate at any time all our obligations with respect to the debt securities and the Indentures, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. We may also terminate at any time certain of our covenants with respect to the debt securities, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

If we exercise our legal defeasance option with respect to the debt securities, payment of the debt securities may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities, payment of the debt securities may not be accelerated because of an event of default specified in clause (3) in “—Events of Default” above.

The legal defeasance option or the covenant defeasance option with respect to the debt securities may be exercised only if:

(1)	we irrevocably deposit in trust with the trustee cash or U.S. government obligations or a combination thereof for the payment of principal of (and premium, if any) and interest and Additional Amounts, if any, on the debt securities to maturity,

(2)	such legal defeasance or covenant defeasance does not constitute a default under the applicable Indenture or any other material agreement or instrument binding us,

(3)	no default or event of default has occurred and is continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities resulting from the borrowing of funds to be applied to such deposits),

(4)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that we have received from the IRS a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or since the date of the applicable Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)	in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,

(6)	we deliver to the trustee an opinion of counsel to the effect that, after the 123rd day after the date of deposit, all money and U.S. government obligations (or other property as may be provided pursuant to the terms of the applicable Indenture) (including the proceeds thereof) deposited or caused to be deposited with the trustee (or other qualifying trustee) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith, and

(7)	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities have been complied with as required by the applicable Indenture.

Transfer and Exchange

We will maintain an office in New York City where the debt securities may be presented for registration of transfer or exchange. This office will initially be an office or agency of the trustee. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of debt securities, but any tax or similar governmental charge required by law or permitted by the applicable Indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note surrendered for purchase except for any portion of that note not being purchased.

We reserve the right to:

•	vary or terminate the appointment of the security registrar or paying agent;

•	appoint additional paying agents; or

•	approve any change in the office through which any security registrar or any paying agent acts.

Payment and Paying Agents

Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company, or DTC, or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the applicable Indenture. In the case of certificated debt securities, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder’s registered address. We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

We may at any time designate a paying agent or additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Governing Law

The Indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Concerning the Trustee

We will enter into the Indentures with a trustee identified in the relevant prospectus supplement that is also qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

The trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for us as if it were not the trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common shares, preferred shares or other securities. Warrants may be issued independently or together with debt securities, common shares, preferred shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement, if any, or the applicable form of warrant. Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants are to be sold separately or with other securities;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms;

•	any applicable material non-U.S. and U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued with other securities and the related debt securities, common shares or preferred shares will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the nature and number of securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of or securities issuable upon exercise of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of debt securities, common shares, preferred shares, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit will be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

•	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

•	the price or prices at which such units will be issued and the currency in which such price or prices are payable;

•	whether the units are to be sold separately or with other securities;

•	whether the units will be issued in definitive or global form or in any combination of these forms;

•	any applicable material non-U.S. and U.S. federal income tax consequences;

•	the identity of the units agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

•	the designation and terms of any equity securities or warrants included in the units;

•	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

•	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material United States federal income tax considerations that may be relevant to prospective holders of our shares and, unless otherwise noted in the following discussion, is the opinion of White & Case LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, legislative history, judicial authority and administrative interpretations, as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax considerations to vary substantially from those described below.

This discussion applies only to beneficial owners of our common shares that own the shares as “capital assets” (generally, for investment purposes) and does not comment on all aspects of U.S. federal income taxation that may be important to certain shareholders in light of their particular circumstances, such as shareholders subject to special tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders whose “functional currency” is not the U.S. dollar, holders who own, directly, indirectly or constructively, 10% or more of the total combined voting power or value of all classes of our stock, persons liable for alternative minimum tax, broker-dealers, tax-exempt organizations, or former citizens or long-term residents of the United States) or shareholders that will hold our common shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, all of whom may be subject to U.S. federal income tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding our common shares should consult their own tax advisors to determine the appropriate tax treatment of the partnership’s ownership of our common shares.

No ruling has been requested from the IRS regarding any matter affecting us or our shareholders. Instead, we will rely on the opinion of White & Case LLP. An opinion of counsel represents only that counsel’s legal judgment and does not bind the IRS or the courts. Accordingly, the opinion and statements made herein may not be sustained by a court if contested by the IRS.

This discussion does not address any U.S. estate, gift or alternative minimum tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Shareholders are urged to consult their own tax advisors regarding the U.S. federal, state, local, non-U.S. and other tax consequences of owning and disposing of our common shares.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien, or a U.S. Individual Holder; (b) a corporation, or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Shares

Subject to the discussion below of passive foreign investment companies or PFICs, any distributions made by us with respect to our common shares to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s common shares, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits allocated to the U.S. Holder’s common shares will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our common shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder has held the common shares for more than one year. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends received with respect to our common shares will be treated as foreign source income and generally will be treated as “passive category income.”

Under current law, subject to holding-period requirements and certain other limitations, dividends received with respect to our common shares by a U.S. Holder who is an individual, trust or estate, or a Non-Corporate U.S. Holder, generally will be treated as qualified dividend income that is taxable to such Non-Corporate U.S. Holder at preferential capital gain tax rates (provided we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year).

Sale, Exchange or Other Disposition of Our Common Shares

Subject to the discussion of PFICs, below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common shares.

Gain or loss recognized upon a sale, exchange or other disposition of our common shares generally will be treated as (a) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition, or short-term capital gain or loss otherwise and (b) U.S. source income or loss, as applicable, for foreign tax credit purposes. Non-Corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that holds stock in a non-U.S. entity treated as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC for any taxable year in which either (a) at least 75% of our gross income (including the gross income of certain of our subsidiaries) consists of passive income or (b) at least 50% of the average value of our assets (including the assets of certain of our subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties (other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business) but does not include income derived from the performance of services.

There are legal uncertainties involved in determining whether the income derived from our time chartering activities constitutes rental income or income derived from the performance of services, including legal uncertainties arising from the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the Code. However, the IRS stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code. Nevertheless, based on the current composition of our assets and operations (and that of our subsidiaries), we intend to take the position that we are not now and have never been a PFIC, and our counsel, White & Case LLP, is of the opinion that we should not be a PFIC based on applicable law, including the Code, legislative history, published revenue rulings and court decisions, and representations we have made to them regarding the composition of our assets, the source of our income and the nature of our activities and other operations following this offering, including:

•	all time charters we have entered into are similar in all material respects to those we have provided to White & Case LLP;

•	the income from our chartering activities with China Shipping Container Lines (Asia) Co., Ltd., or CSCL Asia, COSCO Shipping Lines Co., Ltd., or COSCON, Mitsui O.S.K. Lines, Ltd., or MOL, Kawasaki Kisen Kaisha Ltd., or K-Line, and Yang Ming Marine Transport Corp., or Yang Ming Marine, will be greater than 25% of our total gross income at all relevant times;

•	the gross value of our vessels chartered to CSCL Asia, COSCON, MOL, K-Line and Yang Ming Marine will exceed the gross value of all other assets we own at all relevant times;

•	the estimated useful life of each of our vessels subject to a time charter has been and will be 30 years from the date of delivery under the charter; and

•	the total payments due to us under all our of time charters are substantially in excess of the bareboat charter rate for comparable vessels in effect at the time the time charters were executed.

An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinion of White & Case LLP may not be sustained by a court if contested by the IRS.

Further, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations, and therefore the composition of our income and assets, will remain the same in the future. Moreover, the market value of our stock may be treated as reflecting the value of our assets at any given time. Therefore, a decline in the market value of our stock (which is not within our control) may impact the determination of whether we are a PFIC. Because our status as a PFIC for any taxable year will not be determinable until after the end of the taxable year, there can be no assurance that we will not be considered a PFIC for the current or any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder generally would be subject to one of three different U.S. income tax regimes, depending on whether the U.S. Holder makes certain elections.

Taxation of U.S. Holders Making a Timely QEF Election

If we were classified as a PFIC for a taxable year, a U.S. Holder making a timely election to treat us as a “Qualified Electing Fund” for U.S. tax purposes, or a QEF Election, would be required to report its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the U.S. Holder’s taxable year regardless of whether the U.S. Holder received distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to qualified dividend income. The U.S. Holder’s adjusted tax basis in our common shares would be increased to reflect taxed but undistributed earnings and profits, and distributions of earnings and profits that had previously been taxed would not be taxed again when distributed but would result in a corresponding reduction in the U.S. Holder’s adjusted tax basis in our common shares. The U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would not, however, be entitled to a deduction for its pro-rata share of any losses that we incurred with respect to any year.

A U.S. Holder would make a QEF Election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return and complying with all other applicable filing requirements. However, a U.S. Holder’s QEF Election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, you will not be able to make an effective QEF Election at this time. If, contrary to our expectations, we determine that we are or expect to be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF Election with respect to our common shares.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we believe, our common shares are treated as “marketable stock,” then a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our common shares at the end of the taxable year over the U.S. Holder’s adjusted tax basis in our common shares. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our common shares over the fair market value thereof at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The U.S. Holder’s tax basis in our common shares would be adjusted to reflect any such income or loss recognized. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year and if a U.S. Holder did not make either a QEF Election or a mark-to-market election for that year, the U.S. Holder would be subject to special rules resulting in increased tax liability with respect to (a) any excess distribution (i.e., the portion of any distributions received by the U.S. Holder on our common shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our common shares) and (b) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for our common shares;

•	the amount allocated to the current taxable year and any taxable year prior to the year we were first treated as a PFIC with respect to the U.S. Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each other taxable year would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year; and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Additionally, for each year during which (a) a U.S. Holder owns common shares, (b) we are a PFIC and (c) the total value of all PFIC stock that such U.S. Holder directly or indirectly owns exceeds certain thresholds, such U.S. Holder will be required to file IRS Form 8621 with its annual U.S. federal income tax return to report its ownership of our common shares. In addition, if a U.S. Individual Holder is an individual who dies while owning our common shares, such U.S. Individual Holder’s successor generally would not receive a step-up in tax basis with respect to such shares.

U.S. Holders are urged to consult their own tax advisors regarding the PFIC rules, including the PFIC annual reporting requirement, as well as the applicability, availability and advisability of, and procedure for, making QEF Elections, mark-to-market elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

Medicare Tax on Net Investment Income

Certain Non-Corporate U.S. Holders currently are subject to a 3.8% tax on certain investment income, including dividends and gain from the sale or other disposition of our common shares. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

U.S. Return Disclosure Requirements for U.S. Individual Holders

Generally, U.S. Individual Holders that hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their tax return for that taxable year. This reporting requirement does not apply to U.S. Individual Holders who report their ownership of our shares under the PFIC annual reporting rules described above. Penalties apply for failure to properly complete and file IRS Form 8938. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our common shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our common shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to herein as a non-U.S. Holder.

Distributions on Our Common Shares

In general, a non-U.S. Holder is not subject to U.S. federal income tax on distributions received from us with respect to our common shares unless the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Holder maintains in the United States). If a non-U.S. Holder is engaged in a U.S. trade or business and the distribution is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on that distribution in the same manner as if it were a U.S. Holder.

Sale, Exchange or Other Disposition of Our Common Shares

In general, a non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our common shares unless (a) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States) or (b) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which those shares are disposed of (and certain other requirements are met). If a non-U.S. Holder is engaged in a U.S. trade or business and the disposition of common shares is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

In general, payments of distributions with respect to, or the proceeds of a disposition of, our common shares to a Non-Corporate U.S. Holder will be subject to information reporting requirements. These payments to a Non-Corporate U.S. Holder also may be subject to backup withholding if the Non-Corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States by certifying their status on an IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a holder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

MATERIAL NON-UNITED STATES TAX CONSIDERATIONS

Material Marshall Islands Tax Considerations

The following discussion is the opinion of Reeder & Simpson, P.C., our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a shareholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of shares and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the shares.

Each prospective shareholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.

Material Canadian Federal Income Tax Considerations

The following discussion is the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, as to the material Canadian federal income tax consequences under the Income Tax Act (Canada), or the Canada Tax Act, as of the date of this prospectus, that we believe are relevant to prospective shareholders who may purchase common shares from the selling security-holders, where such prospective shareholders are, at all relevant times, for the purposes of the Canada Tax Act and the Canada-United States Tax Convention 1980, or the Canada-U.S. Treaty, resident only in the United States, who are “qualifying persons” for purposes of the Canada-U.S. Treaty and who deal at arm’s length with us and the selling security-holder, or U.S. Resident Holders. This discussion may not apply to United States limited liability companies or insurers; accordingly, such holders should consult their own tax advisors. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the current provisions of the Canada Tax Act and the regulations thereunder in force as of the date of the prospectus, all specific proposals to amend the Canada Tax Act or the regulations thereunder that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof (the Tax Proposals), the current provisions of the Canada-U.S. Treaty, and our understanding of the published administrative policies and assessing practices of the Canada Revenue Agency. This discussion assumes that the Tax Proposals will be enacted as currently proposed, but no assurance can be given that this will be the case. This discussion is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law or in the administrative or assessing policies and practices of the Canada Revenue Agency, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations.

Subject to the assumptions below, under the Canada Tax Act, no taxes on income (including taxable capital gains and withholding tax on dividends) are payable by U.S. Resident Holders in respect of the acquisition, holding, disposition or redemption of our shares. This opinion is based upon the assumptions that we are not a resident of Canada and such U.S. Resident Holders do not have, and have not had, for the purposes of the Canada-U.S. Treaty, a permanent establishment in Canada to which such shares pertain and, in addition, do not use or hold and are not deemed or considered to use or hold such shares in the course of carrying on a business in Canada. Based on the Canada Tax Act as currently enacted, we will not be resident in Canada in a particular taxation year if our principal business in that year is “international shipping,” all or substantially all of our gross revenue for that year consists of gross revenue from “international shipping,” and we were not granted articles of continuance in Canada before the end of that year. International shipping is defined as the operation of ships that are owned or leased by an operator and that are used primarily in transporting passengers or goods in international traffic and includes the chartering of ships, provided that one or more persons related to the operator (if the operator and each such person is a corporation), or persons or partnerships affiliated with the operator (in any other case), has complete possession, control and command of the ship. The leasing of a ship by a lessor to a lessee that has complete possession, control and command of the ship is excluded from the international shipping definition, unless the lessor or a corporation, trust or partnership affiliated with the lessor has an eligible interest in the lessee.

The definition of “international shipping” was introduced following industry consultation, with the intent of providing shipping companies with flexibility in the manner in which they structure their intra-group chartering contracts. Based on our operations and our understanding of the foregoing intention of the definition of “international shipping,” we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canada Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canada Tax Act. However, if we were or become resident in Canada, we would be or become subject under the Canada Tax Act to Canadian income tax on our worldwide income and our non-Canadian resident shareholders would be or become subject to Canadian withholding tax on dividends paid in respect of our shares. Generally, a corporation that is not resident in Canada will be taxable in Canada on income it earns from carrying on a business in Canada and on gains from the disposition of property used in a business carried on in Canada. However, there are specific statutory exemptions under the Canada Tax Act that provide that income earned in Canada by a non-resident corporation from international shipping, and gains realized from the disposition of ships used principally in international traffic, are not included in the non-resident corporation’s income for Canadian tax purposes where the corporation’s country of residence grants substantially similar relief to a Canadian resident. We have been advised by Reeder & Simpson, P.C., that a Canadian resident corporation that carries on an international shipping business, as described in the previous sentence, in the Republic of the Marshall Islands is exempt from income tax under the current laws of the Republic of the Marshall Islands.

Subject to the below assumption, we expect that we will qualify for these statutory exemptions under the Canada Tax Act. Based on our operations, we do not believe that we are, nor do we expect to be, carrying on a business in Canada for purposes of the Canada Tax Act other than a business that would provide us with these statutory exemptions from Canadian income tax. The foregoing is based upon the assumption that we are a resident of the Republic of the Marshall Islands. However, these statutory exemptions are contingent upon reciprocal treatment being provided under the laws of the Republic of the Marshall Islands. If in the future as a non-resident of Canada, we are carrying on a business in Canada that is not exempt from Canadian income tax, or these statutory exemptions are not accessible due to changes in the laws of the Republic of the Marshall Islands or otherwise, we would be subject to Canadian income tax on our non-exempt income earned in Canada which could reduce our earnings available for distribution to shareholders.

Please see “Item 4. Information on the Company—B. Business Overview—Taxation of the Company—Canadian Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2017 for a further discussion, separate from this opinion, of the tax consequences of us becoming a resident of Canada.

This discussion is general in nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular shareholder and no representation with respect to the consequences to any particular shareholder is made.

Each prospective shareholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including Canada, of its investment in us. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form S-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling security-holders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling security-holders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling security-holders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling security-holders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, common shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling security-holders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling security-holders will do so pursuant to the terms of a distribution agreement between us or the selling security-holders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling security-holders will sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling security-holders may sell common shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then-prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling security-holders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling security-holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling security-holders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We or the selling security-holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling security-holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive offices are located outside of the United States in Hong Kong. A majority of our directors and officers and some of the experts named in this prospectus reside outside of the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or those persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

In addition, the courts of the Marshall Islands or Hong Kong may not (a) enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws or (b) recognize or enforce against us or any of our officers, directors or experts judgments of courts of the United States predicated on U.S. federal or state securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, the validity of the common shares and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Dennis J. Reeder, Reeder & Simpson, P.C. Certain other legal matters will be passed upon for us by White & Case LLP and by Blake, Cassels & Graydon LLP. White & Case LLP and Blake, Cassels & Graydon LLP may rely on the opinions of Dennis J. Reeder, Reeder & Simpson, P.C. for all matters of Marshall Islands law.

EXPERTS

The consolidated financial statements of Seaspan Corporation as of December 31, 2017 and 2016 and for each of the three years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by KPMG LLP, independent registered public accounting firm, and have been incorporated by reference herein in reliance upon the reports of KPMG LLP, which reports are also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee		$283,792
Legal fees and expenses		*
Accounting fees and expenses		*
NYSE fees		*
Miscellaneous		*

Total	$	*
* To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Seaspan Corporation

$2,000,000,000 of

Class A Common Shares,

Preferred Shares, Convertible Preferred Shares,

Debt Securities, Convertible Debt Securities,

Guarantees of Debt Securities, Warrants and Units

Offered by the Company

and

40,976,535 Class A Common Shares

Offered by Selling Security-holders

PROSPECTUS

                , 2018

The information in this prospectus is not complete and may be changed. The selling security-holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 13, 2018

1,986,449 Series D Preferred Shares

Seaspan Corporation

This prospectus relates solely to the offer or resale of up to 1,986,449 of our Series D 7.95% Cumulative Redeemable Perpetual Preferred Shares, or the series D preferred shares, by the selling security-holders identified in this prospectus. These series D preferred shares were issued pursuant to transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

We will not receive any of the proceeds from the sale of these series D preferred shares by the selling security-holders.

The selling security-holders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may sell the series D preferred shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The selling security-holders may sell the series D preferred shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale that may be used by the selling security-holders, please see “Plan of Distribution.”

Each time a selling security-holder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Our series D preferred shares trade on The New York Stock Exchange under the symbol “SSW PR D”. The last reported sale prices of our series D preferred shares on the NYSE on April 12, 2018 was $24.35 per series D preferred share.

You should carefully consider each of the factors described under “Risk Factors” beginning on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling security-holders are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus, as well as the information we file with the U.S. Securities and Exchange Commission, or SEC, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement, a free writing prospectus or a future filing with the SEC incorporated by reference into this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. The selling security-holders referred to in the prospectus may offer and resell from time to time shares of our common stock as described in this prospectus. You should carefully read this prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We will not receive any of the proceeds from any sale of our series D preferred shares by the selling security-holders. Except for any underwriting discounts, selling commissions, transfer taxes and fees, which are to be paid by the selling security-holders, we have agreed to pay the expenses incurred in connection with the registration of our series D preferred shares owned by the selling security-holders covered by this prospectus.

Unless otherwise indicated, the term “selling security-holders” as used in this prospectus means the selling security-holders referred to in this prospectus and their donees, pledgees, transferees and other successors-in-interest. Unless otherwise indicated, references in this prospectus to “Seaspan,” the “Company,” “we,” “us” and “our” and similar terms refer to Seaspan Corporation and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the series D preferred shares described herein, shall mean Seaspan Corporation.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States.

The information in this prospectus is accurate as of its date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

SEASPAN CORPORATION

We are a leading independent charter owner and manager of containerships, which we charter primarily pursuant to long-term, fixed-rate time charters with major container liner companies. As of April 1, 2018, we operated a fleet of 108 containerships and have entered into contracts for the purchase of an additional four newbuilding containerships which have scheduled delivery dates through the second quarter of 2018. Our four newbuilding containerships will commence operation under long-term, fixed-rate charters upon delivery. As of April 1, 2018, the average age of the 108 vessels in our operating fleet was approximately five years, on a TEU weighted basis.

On March 13, 2018, we acquired (the “GCI Acquisition”) the remaining 89% equity interest of Great China Intermodal Investments LLC (“GCI”) we did not already own from affiliates of The Carlyle Group and the minority owners of GCI. Through the GCI Acquisition, we increased our fleet by 18 modern containerships, two of which are newbuild vessels scheduled for delivery during the second quarter of 2018. We managed each of the 16 operating vessels pursuant to charters prior to the GCI Acquisition.

We are a Marshall Islands corporation incorporated on May 3, 2005. We maintain our principal executive offices at Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China. Our telephone number is (852) 2540-1686. We maintain a website at www.seaspancorp.com. The information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein when making a decision whether to invest in our securities.

1

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-2736. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s web site at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, or the Exchange Act, from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal security-holders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

2

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 6, 2018;

•	all subsequent Annual Reports on Form 20-F filed after effectiveness of the registration statement and prior to the termination of this offering by the selling security-holders;

•	Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 6, 2018, March 14, 2018, March 30, 2018 and April 9, 2018;

•	any subsequent Reports of Foreign Private Issuer on Form 6-K furnished to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the time that all of the securities offered by this prospectus have been sold or de-registered, in each case, that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•	the descriptions of our series D preferred shares as set forth in our registration statement on Form 8-A filed on December 13, 2012, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference into this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document), at no cost, by visiting our website at www.seaspancorp.com, or by writing or calling us at the following address:

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

3

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” set forth in this prospectus and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, without limitation, our Annual Report on Form 20-F. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

4

RISK FACTORS

Before investing in our series D preferred shares, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in our series D preferred shares, you should carefully consider the following risk factor together with all information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement. If any of such risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected.

Our substantial debt levels and vessel lease obligations may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.

As of December 31, 2017, on an as adjusted basis we would have had approximately $3.8 billion in aggregate principal amount of debt outstanding under our credit facilities, our 6.375% senior unsecured notes due 2019, our 7.125% senior unsecured notes due 2027 and our 5.50% senior notes due 2025 (collectively, our “Notes”), and capital lease obligations of approximately $648.8 million after giving effect to the issuance on February 14, 2018 of $250.0 million aggregate principal amount of our 5.50% senior notes due 2025 (the “2025 Notes”) to certain affiliates of Fairfax Financial Holdings Limited (the “Fairfax Investors”) and our assumption of certain debt in connection with the GCI Acquisition that was consummated on March 13, 2018.

On March 13, 2018, we also entered into a subscription agreement with Hamblin Wasa Investment Counsel Ltd., a wholy-owned subsidiary of Fairfax Financial Holdings Limited for an additional purchase of $250 million aggregate principal amount of our 5.50% senior notes due 2026, to be issued in January 2019 in a private placement.

Our level of debt and vessel lease obligations could have important consequences to us, including the following:

•	our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms, or at all;

•	we may need to use a substantial portion of our cash from operations to make principal and interest payments on our debt or make our lease payments, reducing the funds that would otherwise be available for operation and future business opportunities;

•	our debt level could make us more vulnerable to competitive pressures, a downturn in our business or the economy generally than our competitors with less debt; and

•	our debt level may limit our flexibility in responding to changing business and economic conditions.

Our ability to service our debt and vessel lease obligations will depend upon, among other things, our financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our results of operations are not sufficient to service our current or future indebtedness and vessel lease obligations, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms, or at all.

5

We may not be able to timely repay or be able to refinance amounts incurred under our credit facilities, Notes and capital and operating lease arrangements.

We have financed a substantial portion of our fleet with indebtedness incurred under our existing credit facilities, Notes and capital and operating lease arrangements. We have significant normal course payment obligations under our credit facilities, our Notes and capital and vessel operating lease arrangements, both prior to and at maturity, including as of December 31, 2017 after giving pro forma effect to the issuance of the 2025 Notes and the assumption of debt in connection with the GCI Acquisition, approximately $540.0 million in 2018 and an additional $4.8 billion through 2027. In addition, under our credit facilities and capital and operating lease arrangements, a payment may be required in certain circumstances as a result of events such as the sale or loss of a vessel, a termination or expiration of a charter (where we do not enter into a replacement charter acceptable to the lenders within a required period of time) or termination of a shipbuilding contract. The amount that must be paid may be calculated based on the loan to market value ratio or some other ratio that takes into account the market value of the relevant vessel (with the repayment amount increasing if vessel values decrease), or may be the entire amount of the financing in regard to a credit facility or a pre-determined termination sum in the case of a capital or operating lease.

If we are not able to refinance outstanding amounts at an interest rate or on terms acceptable to us, or at all, we will have to dedicate a significant portion of our cash flow from operations to repay such amounts, which could reduce our ability to satisfy payment obligations related to our securities, our credit facilities, Notes and capital and operating lease arrangements or may require us to delay certain business activities or capital expenditures or cease paying dividends. If we are not able to satisfy these obligations (whether or not refinanced) under our credit facilities, Notes or capital or operating lease arrangements with cash flow from operations, we may have to seek to restructure our indebtedness and lease arrangements, undertake alternative financing plans (such as additional debt or equity capital) or sell assets, which may not be available on terms attractive to us or at all. If we are unable to meet our debt or lease obligations, or if we otherwise default under our credit facilities, Notes or capital or operating lease arrangements, the holders of such debt or lessors could declare all outstanding indebtedness to be immediately due and payable and in the case of (i) our credit facilities and capital or operating lease arrangements, foreclose on the vessels securing such indebtedness and (ii) in the 2025 Notes, foreclose on the equity of GCI, which entity is an intermediate holding company that owns the equity of a number of our indirect vessel owning subsidiaries. Additionally, most of our debt instruments contain cross-default provisions, which generally cause a default or event of default under each instrument upon a qualifying default or event of default under any other debt instrument. If we are unable to repay outstanding borrowings when due, holders of our secured debt also have the right to proceed against the collateral granted to them that secures the indebtedness. The market values of our vessels, which fluctuate with market conditions, will also affect our ability to obtain financing or refinancing, as our vessels serve as collateral for loans. Lower vessel values at the time of any financing or refinancing may reduce the amounts of funds we may borrow.

A decrease in the level of export of goods or an increase in trade protectionism will harm our customers’ business and, in turn, harm our business, results of operations and financial condition.

Most of our customers’ containership business revenue is derived from the shipment of goods from the Asia Pacific region, primarily China, to various overseas export markets, including the United States and Europe. Any reduction in or hindrance to the output of China-based exporters could negatively affect the growth rate of China’s exports and our customers’ business. For instance, the government of China has implemented economic policies aimed at increasing domestic consumption of Chinese-made goods. This may reduce the supply of goods available for export and may, in turn, result in a decrease in shipping demand.

Our international operations expose us to the risk that increased trade protectionism will harm our business. If global economic challenges exist, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, the Trump administration recently proposed tariffs on a variety of products exported by China. China has responded in kind which has resulted in further proposals by the Trump administration to impose tariffs on other Chinese products. In addition, the

6

Trump administration has stated that it may seek to implement more protective trade measures not just with respect to China but with respect to other countries in the Asia Pacific region as well. Increasing trade protectionism in the markets that our customers serve has caused and may continue to cause an increase in (a) the cost of goods exported from Asia Pacific, (b) the length of time required to deliver goods from the region and (c) the risks associated with exporting goods from the region. Such increases may also affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs.

Any increased trade barriers or restrictions on global trade, especially trade with China, would harm our customers’ business, results of operations and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could harm our business, results of operations and financial condition.

Our continuing compliance with the requirements of the Sarbanes-Oxley Act of 2002 will depend, in part, on our ability to integrate effectively the internal controls and procedures of GCI with our own.

In connection with the GCI Acquisition, we will assess and make any necessary adjustments to GCI’s internal controls and procedures in order to maintain the overall effectiveness of our internal controls and procedures, to ensure that we continue to deliver accurate and timely financial information and to ensure ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We have not yet completed our evaluation of GCI’s internal controls. Our failure to accomplish this on a timely basis or at all could compromise our compliance with the Sarbanes-Oxley Act of 2002 and the timeliness and accuracy of our financial reporting, which could reduce investor confidence in our publicly reported consolidated financial statements.

Our employment agreement with our current chief financial officer will terminate in June 2018, and we may experience disruption as we transition to our new chief financial officer.

Our current chief financial officer, Mr. David Spivak, provided notice that he is exercising his right to terminate his employment with us effective June 29, 2018 to pursue other opportunities. Mr. Spivak will continue in his current role until May 5, 2018, after which Mr. Ryan Courson will be appointed chief financial officer. Mr. Spivak will continue with us as special advisor to the president and chief executive officer through the end of June.

Mr. Courson commenced employment with us as senior vice president, corporate development in March 2018. A lack of effective transition to our new chief financial officer may harm our business, results of operations or financial condition.

7

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of series D preferred shares by the selling security-holders under this prospectus and any related prospectus supplement. Please see “Selling Security-holders.”

8

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of December 31, 2017.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus.

(Dollars in thousands)	ACTUAL
Cash and cash equivalents	$253,176

Long-term debt:
Long-term debt (including current portion) (1)(2)	$2,450,633
Long-term obligations under capital lease (including current portion)(1)	638,928
Shareholders’ equity(3)
Share capital
Series D preferred shares, $0.01 par value; 20,000,000 shares authorized; 5,030,864 shares issued and outstanding(4)
Series E preferred shares, $0.01 par value; 15,000,000 shares authorized; 5,415,937 shares issued and outstanding
Series F preferred shares, $0.01 par value; 20,000,000 shares authorized; 5,600,000 shares issued and outstanding
Series G preferred shares, $0.01 par value; 15,000,000 shares authorized; 7,800,800 shares issued and outstanding
Series H preferred shares, $0.01 par value; 15,000,000 shares authorized; 9,025,105 shares issued and outstanding
Class A common shares, $0.01 par value; 200,000,000 shares authorized; 131,664,101 shares issued and outstanding(5)	1,646
Treasury shares (Class A common shares)	(377)
Additional paid-in capital(5)	2,752,988
Deficit	(781,137)
Accumulated other comprehensive loss	(23,688)

Total shareholders’ equity	1,949,432

Total capitalization	$5,038,993

(1)	Debt issuance costs related to a recognized liability, including long-term obligations under capital lease, are presented as a direct deduction from the carrying amount of the debt liability in the consolidated balance sheet. As at December 31, 2017, $17.4 million and $9.9 million have been deducted from the carrying amount of long-term debt and long-term obligations under capital lease, respectively.
(2)	Does not include (i) the $250 million aggregate principal amount of the 2025 Notes issued to the Fairfax Investors, together with warrants (the “Fairfax Warrants”) exercisable for 38,461,539 Class A common shares, on February 14, 2018 pursuant to a subscription agreement and a supplemental note indenture and a warrant agreement, respectively or (ii) the outstanding principal amount of $1.0 billion of debt assumed in connection with the GCI Acquisition on March 13, 2018. The sum of the total principal amount of the 2025 Notes, the debt assumed in connection with GCI and the total Long-term debt at December 31, 2017 is $3.7 billion. Under United States generally accepted accounting principles (“U.S. GAAP”) we are required to record as a liability on our financial statements the fair value of the 2025 Notes pursuant to ASC 480 and ASC 815 and the fair value of the debt assumed in connection with GCI pursuant to ASC 805. The fair value of these debts will differ from the outstanding principal amount set out above, and may differ materially.
(3)	Does not include our series A preferred shares, series B preferred shares, series C preferred shares, series R preferred shares, Class B common shares and Class C common shares, none of which are issued or outstanding.

9

(4)	Does not reflect the issuance of 1,986,449 additional series D preferred shares subsequent to December 31, 2017 at an agreed upon price of $24.84 per share, totaling $49.3 million as partial consideration for the GCI Acquisition. Such securities are being offered pursuant to this prospectus. These series D preferred shares will be recorded at fair value being the closing price as of March 13, 2018. As these series D preferred shares are subject to a put right agreement dated March 13, 2018, between the Company and each of Blue Water Commerce, LLC, Greater China Industrial Investments LLC and Tiger Management Limited, by which the initial holders can put these shares back to us for repurchase at a price of $24.84 per share commencing 18 months after March 13, 2018 for a period of one month, these series D preferred shares will be recorded as temporary equity on our financial statements in accordance with ASC 480.
(5)	Does not reflect 2,514,996 additional issued and outstanding Class A common shares issued for a total of $15.8 million as partial consideration for the GCI Acquisition and 38,461,539 Class A common shares issuable upon the exercise of the Fairfax Warrants, issued pursuant to a subscription agreement and a warrant agreement, and each issued subsequent to December 31, 2017, and a warrant agreement. The Class A common shares and the Fairfax warrants will be recorded at their respective fair values under U.S. GAAP. The excess of consideration received by us over the par value of the Class A common shares will be recorded as additional paid in capital. In particular, under U.S. GAAP we are required to record in shareholders’ equity the fair value of the Fairfax warrants pursuant to ASC 480 and ASC 815 at the time of the issuance of such warrants and regardless of whether those warrants are exercised or not.

10

PRICE RANGE OF SERIES D PREFERRED SHARES AND DIVIDENDS

Our series D preferred shares are traded on the NYSE under the symbol “SSW PR D.” The following table sets forth, for the periods indicated, the high and low sales price per series D preferred shares, as reported on The New York Stock Exchange, and the amount of quarterly cash dividends declared per preferred share. The closing sales price of our series D preferred shares on The New York Stock Exchange on April 12, 2018 was $24.35 per preferred share.

	Price Ranges		Quarterly Cash Dividends(1)
	High	Low
Years Ended
December 31, 2013	$27.50	$24.55
December 31, 2014	27.34	24.25
December 31, 2015	26.67	21.28
December 31, 2016	26.90	16.19
December 31, 2017	25.19	19.11
Quarters Ended
March 31, 2016	$24.80	$20.73	$0.496875
June 30, 2016	25.73	23.75	0.496875
September 30, 2016	26.90	24.52	0.496875
December 31, 2016	25.45	16.19	0.496875
March 31, 2017	24.36	19.11	0.496875
June 30, 2017	23.10	20.76	0.496875
September 30, 2017	24.16	23.14	0.496875
December 31, 2017	25.19	24.01	0.496875
March 31, 2018	24.18	23.60	0.496875
Months Ended
September 30, 2017	$24.10	$23.85
October 31, 2017	24.95	24.69
November 30, 2017	25.08	23.44
December 31, 2017	24.65	24.00
January 31, 2018	25.20	23.83
February 28, 2018	24.43	24.31
March 31, 2018	23.84	23.60
April 30, 2018(2)	24.38	23.68

(1)	Dividends are shown for the period with respect to which they were declared. The quarterly periods for the series D Preferred Share dividends are January 30 to April 29, April 30 to July 29, July 30 to October 29 and October 30 to January 29 of each year.
(2)	Period ending April 12, 2018.

11

SELLING SECURITY-HOLDERS

This prospectus covers the offering for resale 1,986,449 series D preferred shares by the selling security-holders identified below. The series D preferred shares were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part.

The table below provides information about the ownership of the selling security-holders of our series D preferred shares that may be offered from time to time by each selling security-holder under this prospectus. The selling security-holders identified below may currently hold or acquire at any time common shares in addition to those registered hereby. In addition, the selling security-holders identified below may sell, transfer or otherwise dispose of some or all of their common shares in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act or their common shares that have been registered pursuant to other registration statements. Accordingly, we cannot estimate the number or percentage of common shares that will be held by the selling security-holders upon termination of this offering. Information concerning the selling security-holders may change from time to time and, to the extent required, we will supplement this prospectus accordingly. Except as set forth below, none of the selling security-holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. For information on the methods of sale that may be used by the selling security-holders, please see “Plan of Distribution.”

The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling security-holders. We have not sought to verify such information. For additional information about certain relationships and transactions between us and certain selling security-holders, please see “Item 7. Major Shareholders and Related Party Transactions” and “Item 6. Directors, Senior Management and Employees” in our Annual Report on Form 20-F, incorporated by reference into this prospectus.

Selling Security-holders	Series D Preferred Shares Beneficially Owned Prior to Offering		Number of Series D Preferred Shares to be Offered		Series D Preferred Shares Beneficially Owned After Offering
	Number	Percent*	Number	Percent*	Number	Percent*
Tiger Management Limited(1)	87,181	1.2%	87,181	1.2%	—	—
Tiger Management Holdings Ltd.(1)	27,204	0.4%	27,204	0.4%	—	—
North West Special Situations Limited(2)	2,864	0.0%	2,864	0.0%	—	—
Investment funds affiliated with The Carlyle Group(3)	1,869,200	26.6%	1,869,200	26.6%	—	—

*	Based on a total of 7,017,313 series D preferred shares issued and outstanding on March 31, 2018.
(1)	Tiger Management Limited is a company owned and controlled by Graham Porter, our former director. Tiger Management Limited is a wholly-owned subsidiary of Tiger Management Holdings Ltd. Mr. Porter has voting and investment power with respect to the series D preferred shares held by both entities. Gerry Wang, our chief executive officer until November 2017 and our former director, has an indirect ownership interest in Tiger Management Limited and in Tiger Management Holdings Ltd., provides services to Tiger Management Limited and previously provided services to Greater China Industrial Investments LLC, GC Industrial Investments LLC, and previously sat on the boards of managers of Greater China Industrial Investments LLC and GC Industrial Investments LLC, which is owned by affiliates of The Carlyle Group and by Tiger Management Limited.
(2)	North West Special Situations Limited is a company controlled by Ms. Monica Aswani Nari. Ms. Monica Aswani Nari has voting and investment power with respect to the series D preferred shares held by this entity.

12

(3)	Includes (i) 1,363,936 shares of series D preferred shares held by Carlyle Partners V Cayman TE, L.P.; (ii) 47,028 shares of series D preferred shares held by CP V Coinvestment A Cayman, L.P.; (iii) 9,628 shares of series D preferred shares held by CP V Coinvestment B Cayman, L.P.; (iv) 356,417 shares of series D Preferred shares held by CAP III Maritime AIV, L.P.; (v) 17,423 shares of series D preferred shares held by CAP III Co-Investment, L.P.; and (vi) 74,768 shares of series D preferred shares held by Carlyle-Eight Finance Asia Co-Investment Partners, L.P.

Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of each of Carlyle Holdings II GP L.L.C. and Carlyle Holdings III GP Management L.L.C.

Carlyle Holdings II GP L.L.C. is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of each of CP V General Partner, L.L.C. and CAP III, LLC. CP V General Partner, L.L.C. is the general partner of TC Group V Cayman, L.P., which is the general partner of each of CP V Coinvestment A Cayman, L.P. and CP V Coinvestment B Cayman, L.P. CAP III, LLC is the general partner of CAP III General Partner, L.P., which is the general partner of CAP III Co-Investment, L.P.

Carlyle Holdings III GP Management L.L.C. is the general partner of Carlyle Holdings III GP L.P., which is the sole member of Carlyle Holdings III GP Sub L.L.C., which is the general partner of Carlyle Holdings III L.P., which is the general partner of TC Group Cayman L.P., which is the general partner of TC Group Cayman Sub, L.P., which is the sole shareholder of each of CP V S3 GP, Ltd. and CAP III S3 Ltd. CP V S3 GP, Ltd. is the general partner of TC Group V Cayman S3, L.P., which is the general partner of Carlyle Partners V Cayman TE, L.P. CAP III S3 Ltd. is the general partner of CAP III General Partner S3, L.P., which is the general partner of each of CAP III Maritime AIV, L.P. and Carlyle-Eight Finance Asia Co-Investment Partners, L.P.

13

RATIO OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to (a) fixed charges and (b) fixed charges and preference dividends for the periods presented:

	Year Ended December 31,
	2017	2016		2015	2014	2013
Ratio of earnings to fixed charges(1)	2.0	—	(2)	2.5	2.1	4.7
Ratio of earnings to fixed charges and preference dividends(1)	1.4	—	(2)	1.8	1.5	3.2
Dollar amount (in thousands) of deficiency in earnings to fixed charges	—	142,850		—	—	—
Dollar amount (in thousands) of deficiency in earnings to fixed charges and preference dividends	—	196,935		—	—	—

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges and to fixed charges and preference dividends:

•	“earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP (which includes non-cash unrealized gains and losses on derivative financial instruments) plus fixed charges, net of capitalized interest and capitalized amortization of deferred financing fees;

•	“fixed charges” represent interest incurred (whether expensed or capitalized) and amortization of deferred financing costs (whether expensed or capitalized) and accretion of discount; and

•	“preference dividends” refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of (a) the dividend divided by (b) the result of 1 minus the effective income tax rate applicable to continuing operations.

The ratios of earnings to fixed charges and to fixed charges and preference dividends are ratios that we are required to present in this prospectus and have been calculated in accordance with Commission rules and regulations. These ratios have no application to our credit and lease facilities and preferred shares and we believe they are not ratios generally used by investors to evaluate our overall operating performance.

(2)	The ratio of earnings to fixed charges or to fixed charges and preference dividends for this period was less than 1.0X.

14

DESCRIPTION OF THE PREFERRED SHARES

Authorized Capital

Under our articles of incorporation, our authorized shares consist of 200,000,000 Class A common shares, par value $0.01 per share, 25,000,000 Class B common shares, par value $0.01 per share, 100 Class C common shares, par value $0.01 per share, and 150,000,000 shares of preferred shares, par value $0.01 per share. As of March 31, 2018, there were issued and outstanding 136,028,797 Class A common shares, no Class B common shares, no Class C common shares, no series A preferred shares, no series B preferred shares, no series C preferred shares, 7,017,313 series D preferred shares, 5,415,937 series E preferred shares, 5,600,000 series F preferred shares, 7,800,800 series G preferred shares, 9,025,105 series H preferred shares and no series R preferred shares. Our Class A common shares are our only outstanding class of common shares.

General

The series D preferred shares offered hereby are being offered in addition to the initial series D preferred shares and second issuance of series D preferred shares and will be treated as a single series of preferred shares with the initial series D preferred shares, offered in December 2012 and the additional issuance of our series D preferred shares, offered in November 2013. As of March 31, 2017, there were 20,000,000 series D preferred shares authorized and 7,017,313 series D preferred shares issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding series D preferred shares, authorize and issue additional series D preferred shares as well as securities that rank pari passu or junior to the series D preferred shares. The holders of our series D preferred shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our series D preferred shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the series D preferred shares) having preferential rights to receive distributions of our assets. Please see “Description of the Preferred Shares.”

The series D preferred shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the series D preferred shares offered hereby will be fully paid and nonassessable. Each series D Preferred Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please see “—Liquidation Rights.”

The series D preferred shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the series D preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the series D preferred shares offered hereby and previously issued by us are represented by a single certificate issued to the securities depository (as defined below) and registered in the name of its nominee and, so long as a securities depository has been appointed and is serving, no person acquiring series D preferred shares will be entitled to receive a certificate representing such shares unless applicable law otherwise requires or the securities depository resigns or is no longer eligible to act as such and a successor is not appointed. Please see “—Book-Entry System.”

The series D preferred shares are not convertible into common shares or other of our securities and do not have exchange rights and are not entitled or subject to any preemptive or similar rights. The series D preferred shares are not subject to mandatory redemption or to any sinking fund requirements. The series D preferred shares are subject to redemption, in whole or in part, at our option. Please see “—Redemption.”

15

The series D preferred shares rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs:

•	senior to the junior securities;

•	on a parity with the parity securities; and

•	junior to the senior securities.

Under the Statement of Designation, we may issue junior securities from time to time in one or more series without the consent of the holders of the series D preferred shares. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional parity securities or senior securities is limited as described under “—Voting Rights.”

Ranking

In addition to our series D preferred shares, we have established the series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares.

The series D preferred shares rank:

•	senior to all classes of our common shares (which currently consist of the Class A common shares) and to each other class or series of capital stock established after the original issue date of the series D preferred shares that is not expressly made senior to, or on parity with, the series D preferred shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary, or junior securities;

•	pari passu with our existing series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares and any other class or series of capital stock established after the original issue date of the series D preferred shares that is not expressly subordinated or senior to the series D preferred shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary, or parity securities; and

•	junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and each other class or series of capital stock expressly made senior to the series D preferred shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such senior capital stock being referred to as senior securities).

The rights, preferences and limitations of the series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares are described in more detail below.

Series E Preferred Shares

In February 2014, we issued 5,400,000 of our 8.25% Series E Cumulative Redeemable Perpetual Preferred Shares, or series E preferred shares. The liquidation preference of the series E preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after February 13, 2019. The shares carry an annual dividend rate of 8.25% per $25.00 of liquidation preference per share. The series E preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our series D, series F, series G and series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the series E preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the series D, series F, series G and series H preferred shares. Upon any liquidation or dissolution of us, holders of the series E preferred shares and pari passu preferred shares with respect to liquidation (including the series D, series F, series G and series H preferred shares) will generally

16

be entitled to receive the cash value of the liquidation preference of the series E preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The series E preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the series E preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the series E preferred shares, including a detailed description of the net worth covenant, please see the description of our series E preferred shares as set forth in our registration statement on Form 8-A filed on February 13, 2014, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference into this prospectus.

Series F Preferred Shares

In May 2016, we issued 5,600,000 of our 6.95% Series F Cumulative Convertible Perpetual Preferred Shares. The liquidation preference of the series F preferred shares is $25.00 per share. Our series F preferred shares carried an annual dividend rate of 6.95% per $25.00 of liquidation preference per share until December 31, 2017 and increased to 10.5% on January 1, 2018. The series F preferred shares at par plus any accumulated and unpaid dividends at any time. The series F preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our series D, series E, series G and series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the series F preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the series D, series E, series G and series H preferred shares. Upon any liquidation or dissolution of us, holders of the series F preferred shares and pari passu preferred shares with respect to liquidation (including the series D, series E, series G and series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the series F preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares.

The holders of outstanding series F Preferred Share generally are entitled to vote together with the holders of our Class A common shares, as a single class, on all matters submitted for a vote of holders of our common shares. For purposes of these voting rights, each holder of series F Preferred Share is entitled to one vote for each common share issuable upon conversion of such holder’s series F preferred shares. The holders of series F preferred shares also have rights relating to, among other things, the issuance by us of additional parity equity securities or any senior equity securities. The holders of series F preferred shares may convert, in whole or in part, their series F preferred shares into Class A common shares. The number of shares of our common stock to be issued upon any conversion of the series F preferred shares will be determined by dividing (a) an amount equal to $25.00 per series F Preferred Share plus all accumulated and unpaid dividends to the conversion date, whether or not declared, by (b) the conversion price in effect at the time of the conversion. The initial conversion price is $18.00 per series F Preferred Share, and is subject to appropriate adjustment for common stock dividends, splits, combinations, reclassifications or similar events relating to our Class A common shares. Subject to certain exceptions, the holders of series F preferred shares have the general right to purchase a pro rata portion of any of our Class A common shares or of any preferred stock with general voting rights that we may issue or sell. We have agreed to register with the SEC the Class A common shares issuable upon conversion of the series F preferred shares.

Series G Preferred Shares

In June 2016, we issued 4,600,000 of our 8.20% Series G Cumulative Redeemable Perpetual Preferred Shares and in August 2016, we issued an additional 3,200,000 of our series G preferred shares. The liquidation preference of the series G preferred shares is $25.00 per share. The shares are redeemable by us at any time on or

17

after June 16, 2021. The shares carry an annual dividend rate of 8.20% per $25.00 of liquidation preference per share. The series G preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our series D, series E, series F and series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the series G preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the series D, series E, series F and series H preferred shares. Upon any liquidation or dissolution of us, holders of the series G preferred shares and pari passu preferred shares with respect to liquidation (including the series D, series E, series F and series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the series G preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The series G preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the series G preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the series G preferred shares, including a detailed description of the net worth covenant, please see the description of our series G preferred shares as set forth in our registration statement on Form 8-A filed on June 16, 2016, including any subsequent amendments or reports filed for the purpose of updating such descriptions.

Series H Preferred Shares

In August 2016, we issued 9,000,000 of our 7.875% Series H Cumulative Redeemable Perpetual Preferred Shares. The liquidation preference of the series H preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after August 11, 2021. The shares carry an annual dividend rate of 7.875% per $25.00 of liquidation preference per share. The series H preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our series D, series E, series F and series G preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the series H preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the series D, series E, series F and series G preferred shares. Upon any liquidation or dissolution of us, holders of the series H preferred shares and pari passu preferred shares with respect to liquidation (including the series D, series E, series F and series G preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the series H preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The series H preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the series H preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the series H preferred shares, including a detailed description of the net worth covenant, please see the description of our series H preferred shares as set forth in our registration statement on Form 8-A filed on August 11, 2016, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference into this prospectus.

Liquidation Rights

The holders of outstanding series D preferred shares are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other junior securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding series

18

D preferred shares and any parity securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the series D preferred shares and any parity securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding series D preferred shares and parity securities, our remaining assets and funds will be distributed among the holders of the common shares and any other junior securities then outstanding according to their respective rights.

Voting Rights

The series D preferred shares have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on the series D preferred shares are in arrears, the holders of the series D preferred shares will have the right, voting as a class together with holders of any other parity securities upon which like voting rights have been conferred and are exercisable (including holders of our series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares), at the next meeting of shareholders called for the election of directors, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of parity securities upon which like voting rights have been conferred and with which the series D preferred shares voted as a class for the election of such director). The right of such holders of series D preferred shares to elect a member of our board of directors will continue until such time as all dividends accumulated and in arrears on the series D preferred shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the series D preferred shares and any other parity securities (including holders of our series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares) to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the series D preferred shares and any other parity securities (including holders of our series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares) shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding series D preferred shares, voting as a single class, we may not adopt any amendment to our Articles of Incorporation that adversely alters the preferences, powers or rights of the series D preferred shares.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding series D preferred shares, voting as a class together with holders of any other parity securities upon which like voting rights have been conferred and are exercisable (including holders of including holders of our series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares), we may not:

•	issue any parity securities or senior securities if the cumulative dividends payable on outstanding series D preferred shares are in arrears; or

•	create or issue any senior securities.

For the purposes of these provisions, the initial issue date of the series D preferred shares was December 13, 2012, and we have not created any classes of capital stock since that date. On any matter described above in which the holders of the series D preferred shares are entitled to vote as a class, such holders will be entitled to one vote per share. The series D preferred shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. After completion of this offering, there will be 7,017,313 series D preferred shares issued and outstanding and this additional series D preferred shares will represent approximately 28.31% of the total voting power of the series D preferred shares.

19

Dividends

Holders of series D preferred shares offered hereby are entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends from April 30, 2018.

Dividend Rate

Dividends on the series D preferred shares offered hereby are cumulative, commencing on April 30, 2018, and payable on each dividend payment date, commencing April 30, 2018, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends on the series D preferred shares accrue at a rate of 7.95% per annum per $25.00 stated liquidation preference per series D preferred share.

Dividend Payment Dates

The dividend payment dates for the series D preferred shares are each of January 30, April 30, July 30 and October 30, commencing April 30, 2018 for the series D preferred shares offered hereby. The initial dividend on the series D preferred shares offered hereby will be payable on April 30, 2018. The record date for the initial dividend payment is April 20, 2018. Dividends accumulate in each dividend period from and including the preceding dividend payment date or the initial issue date, as the case may be, to but excluding the applicable dividend payment date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any dividend payment date otherwise would fall on a day that is not a business day, declared dividends will be paid on the immediately succeeding business day without the accumulation of additional dividends. Dividends on the series D preferred shares will be payable based on a 360-day year consisting of twelve 30-day months.

“Business day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Dividends

Not later than the close of business, New York City time, on each dividend payment date, we will pay those dividends, if any, on the series D preferred shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or Record Date, will be the Business Day immediately preceding the applicable dividend payment date, except that in the case of payments of dividends in arrears, the Record Date with respect to a dividend payment date will be such date as may be designated by our board of directors in accordance with our bylaws then in effect and the Statement of Designations.

So long as the series D preferred shares are held of record by the nominee of the securities depository, declared dividends will be paid to the securities depository in same-day funds on each dividend payment date. The securities depository will credit accounts of its participants in accordance with the securities depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the series D preferred shares in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any junior securities (other than a dividend payable solely in shares of junior securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding series D preferred shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) through the most recent respective dividend payment dates and (b) we are in

20

compliance with the Net Worth to Preferred Stock Ratio described below under “—Net Worth Covenant.” Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a dividend payment date, to holders of the series D preferred shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding series D Shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all series D preferred shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) are paid, any partial payment will be made pro rata with respect to the series D preferred shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the series D preferred shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the series D preferred shares.

Redemption

Optional Redemption

As of January 30, 2018, we may redeem, at our option, in whole or in part, the series D preferred shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (a) the redemption date, (b) the number of series D preferred shares to be redeemed and, if less than all outstanding series D preferred shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (c) the redemption price, (d) the place where the series D preferred shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (e) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding series D preferred shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the securities depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all series D preferred shares are held of record by the nominee of the securities depository, we will give notice, or cause notice to be given, to the securities depository of the number of series D preferred shares to be redeemed, and the securities depository will determine the number of series D preferred shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds series D preferred shares for its own account). A participant may determine to redeem series D preferred shares from some beneficial owners (including the participant itself) without redeeming series D preferred shares from the accounts of other beneficial owners.

21

So long as the series D preferred shares are held of record by the nominee of the securities depository, the redemption price will be paid by the Paying Agent to the securities depository on the redemption date. The securities depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the series D preferred shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the securities depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of series D preferred shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the series D preferred shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the series D preferred shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the securities depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of series D preferred shares represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any series D preferred shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the series D preferred shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any series D preferred shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred shares, undesignated as to series.

Notwithstanding the foregoing, in the event that full cumulative dividends on the series D preferred shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any series D preferred shares or parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) except pursuant to a purchase or exchange offer made on the same terms to all holders of series D preferred shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares). Common shares and any other junior securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the series D preferred

22

shares and any parity securities (including the series E preferred shares, series F preferred shares, series G preferred shares and the series H preferred shares) for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

No Sinking Fund

The series D preferred shares do not have the benefit of any sinking fund.

Net Worth Covenant

The Statement of Designation includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined below) to be less than or equal to 1.00.

We will not declare, pay or set apart for payment any cash dividend on any junior securities unless we are in compliance with the foregoing covenant. Compliance with the foregoing covenant shall be measured on the last day of each of our fiscal quarters, commencing December 31, 2012. Within 60 days after the end of each fiscal quarter, we will deliver to the Registrar and Transfer Agent an officer’s certificate confirming compliance with the covenant described above. Each such certificate will be made available to the holders of the series D preferred shares upon request to the Registrar and Transfer Agent. We will mail, within five Business Days of the discovery thereof, to all holders of the series D preferred shares and the Registrar and Transfer Agent, notice of any default in compliance with the covenant described above.

For purposes of the Net Worth to Preferred Stock Ratio covenant, the following definitions shall apply:

“Cash and Cash Equivalents” means, as of a given date, our cash and cash equivalents as determined in accordance with U.S. GAAP.

“Common Stock” means any of our capital stock that is not Preferred Stock.

“Intangible Assets” means, in respect of Seaspan Corporation as of a given date, the intangible assets of Seaspan Corporation of the types, if any, presented in Seaspan Corporation’s consolidated balance sheet.

“Net Worth” means, as of a given date, the result of, without duplication:

(a)	Total Assets, less

(b)	Intangible Assets, less

(c)	Total Borrowings (without giving effect to any fair value adjustments pursuant to the Financial Accounting Standards Board Accounting Standards Codification 820).

“Net Worth to Preferred Stock Ratio” means, as of a given date, the result of dividing (x) Net Worth as of such date by (y) the aggregate Preferred Stock Amount as of such date.

“Non-Recourse Liabilities” means, in respect of Seaspan Corporation as of a given date, the non-recourse liabilities as described in subparts (a)-(h) of the definition of Total Borrowings and of the types, if any, presented in Seaspan Corporation’s consolidated financial statements.

“Preferred Stock” means any of our capital stock, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, over shares of our Common Stock including, without limitation, our series D preferred shares, series E preferred shares, series F preferred shares, series G preferred shares and series H preferred shares.

23

“Preferred Stock Amount” means, in respect of any series of Preferred Stock, the sum, without duplication, of (x) the aggregate liquidation preference of the outstanding shares of such Preferred Stock as of the relevant measurement date and (y) the aggregate amount of any accumulated and unpaid dividends or other distributions in respect of the outstanding shares of such Preferred Stock as of the relevant measurement date.

“Total Assets” means, in respect of Seaspan Corporation on a consolidated basis, as of a given date the aggregate of the following, without duplication:

(a)	all of the assets of Seaspan Corporation of the types presented on its consolidated balance sheet; less

(b)	Cash and Cash Equivalents; less

(c)	Non-Recourse Liabilities; and less

(d)	indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Seaspan Corporation is required to record on its books under U.S. GAAP even though Seaspan Corporation is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Borrowings” means, in respect of Seaspan Corporation on a consolidated basis, as of a given date the aggregate of the following, without duplication:

(a)	the outstanding principal amount of any moneys borrowed; plus

(b)	the outstanding principal amount of any acceptance under any acceptance credit; plus

(c)	the outstanding principal amount of any bond, note, debenture or other similar instrument; plus

(d)	the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with U.S. GAAP, be treated as a finance or capital lease; plus

(e)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under U.S. GAAP); plus

(f)	the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus
(g)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus

(h)	the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by Seaspan Corporation to the extent that such guaranteed indebtedness is determined and given a value in respect of Seaspan Corporation on a consolidated basis in accordance with U.S. GAAP; less

(i)	Cash and Cash Equivalents; less

(j)	Non-Recourse Liabilities.

Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:

(a)	indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations; and

(b)	indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Seaspan Corporation is required to record on its books under U.S. GAAP even though Seaspan Corporation is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

24

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

For purposes of the foregoing provisions and definitions, any accounting term, phrase, calculation, determination or treatment used, required or referred to in this “Net Worth Covenant” subsection is to be construed in accordance with U.S. GAAP in effect as of January 1, 2012.

Book-Entry System

All series D preferred shares offered hereby and the initial series D preferred shares and second series D preferred shares will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by us), or the securities depository, and registered in the name of its nominee (initially, Cede & Co.). The series D preferred shares offered hereby and previously issued by us will continue to be represented by a single certificate registered in the name of the securities depository or its nominee, and no holder of the series D preferred shares offered hereby will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the securities depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute securities depository within 60 calendar days thereafter. Payments and communications made by us to holders of the series D preferred shares will be duly made by making payments to, and communicating with, the securities depository. Accordingly, unless certificates are available to holders of the series D preferred shares, each purchaser of series D preferred shares must rely on (1) the procedures of the securities depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such series D preferred shares and (2) the records of the securities depository and its participants to evidence its ownership of such series D preferred shares.

So long as the securities depository (or its nominee) is the sole holder of the series D preferred shares, no beneficial holder of the series D preferred shares will be deemed to be a shareholder of us. The Depository Trust Company, the initial securities depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The securities depository maintains lists of its participants and will maintain the positions (i.e. ownership interests) held by its participants in the series D preferred shares, whether as a holder of the series D preferred shares for its own account or as a nominee for another holder of the series D preferred shares.

Exchange Listing

Our series D preferred shares are listed on The New York Stock Exchange, where they trade under the symbol “SSW PR D.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our series D preferred shares.

25

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material United States federal income tax considerations that may be relevant to prospective shareholders who may purchase series D preferred shares from the selling security-holders and, unless otherwise noted in the following discussion, is the opinion of White & Case LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, legislative history, judicial authority and administrative interpretations, as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax considerations to vary substantially from those described below.

This discussion applies only to beneficial owners of our series D preferred shares that own the shares as “capital assets” (generally, for investment purposes) and does not comment on all aspects of U.S. federal income taxation that may be important to certain shareholders in light of their particular circumstances, such as shareholders subject to special tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders whose “functional currency” is not the U.S. dollar, holders who own, directly, indirectly or constructively, 10% or more of the total combined voting power or value of all classes of our stock, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the series D preferred shares to their financial statements under section 451 of the Code, persons liable for alternative minimum tax, broker-dealers, tax-exempt organizations, or former citizens or long-term residents of the United States) or shareholders that will hold our series D preferred shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, all of whom may be subject to U.S. federal income tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our series D preferred shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding our series D preferred shares should consult their own tax advisors to determine the appropriate tax treatment of the partnership’s ownership of our series D preferred shares.

No ruling has been requested from the IRS regarding any matter affecting us or our shareholders. Instead, we will rely on the opinion of White & Case LLP. An opinion of counsel represents only that counsel’s legal judgment and does not bind the IRS or the courts. Accordingly, the opinion and statements made herein may not be sustained by a court if contested by the IRS.

This discussion does not address any U.S. estate, gift or alternative minimum tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Shareholders are urged to consult their own tax advisors regarding the U.S. federal, state, local, non-U.S. and other tax consequences of owning and disposing of our series D preferred shares.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our series D preferred shares that is, for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien, or a U.S. Individual Holder; (b) a corporation, or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate whose income is subject to U.S. federal

26

income taxation regardless of its source; or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Series D preferred shares

Subject to the discussion of PFICs below, any distributions made by us with respect to our series D preferred shares to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s series D preferred shares, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits allocated to the U.S. Holder’s series D preferred shares will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our series D preferred shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder has held the series D preferred shares for more than one year. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends received with respect to our series D preferred shares will be treated as foreign source income and generally will be treated as “passive category income.”

Under current law, subject to holding-period requirements and certain other limitations, dividends received with respect to our series D preferred shares by a U.S. Holder who is an individual, trust or estate, or a Non-Corporate U.S. Holder, generally will be treated as qualified dividend income that is taxable to such Non-Corporate U.S. Holder at preferential capital gain tax rates (provided we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year).

Sale, Exchange or Other Disposition of Our Series D preferred shares

Subject to the discussion of PFICs, below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our series D preferred shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such series D preferred shares.

Gain or loss recognized upon a sale, exchange or other disposition of our series D preferred shares generally will be treated as (a) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition, or short-term capital gain or loss otherwise and (b) U.S. source income or loss, as applicable, for foreign tax credit purposes. Non-Corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Consequences of CFC Classification

If CFC Shareholders (generally, U.S. Holders who each own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our outstanding shares entitled to vote) own directly,

27

indirectly or constructively more than 50% of either the total combined voting power of all classes of our outstanding shares entitled to vote or the total value of all of our outstanding shares, we generally would be treated as a controlled foreign corporation, or a CFC. We have in the past been treated as a CFC though we do not believe that we will be treated as a CFC in 2018 and were not treated as a CFC in 2017. It is unclear whether we would be treated as a CFC in future years.

CFC Shareholders are treated as receiving current distributions of their respective share of certain income of the CFC without regard to any actual distributions. In addition, CFC Shareholders are subject to certain burdensome U.S. federal income tax and administrative requirements, but generally are not also subject to the requirements generally applicable to shareholders of a PFIC (as discussed below). In addition, a person who is or has been a CFC Shareholder may recognize ordinary income on the disposition of shares of the CFC. U.S. persons who may obtain a substantial interest in us should consider the potential implications of being treated as a CFC Shareholder. The U.S. federal income tax consequences to U.S. Holders who are not CFC Shareholders would not change if we are a CFC.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that holds stock in a non-U.S. entity treated as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC for any taxable year in which either (a) at least 75% of our gross income (including the gross income of certain of our subsidiaries) consists of passive income or (b) at least 50% of the average value of our assets (including the assets of certain of our subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties (other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business) but does not include income derived from the performance of services.

There are legal uncertainties involved in determining whether the income derived from our time chartering activities constitutes rental income or income derived from the performance of services, including legal uncertainties arising from the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the Code. However, the IRS stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code. Nevertheless, based on the current composition of our assets and operations (and that of our subsidiaries), we intend to take the position that we are not now and have never been a PFIC, and our counsel, White & Case LLP, is of the opinion that we should not be a PFIC based on applicable law, including the Code, legislative history, published revenue rulings and court decisions, and representations we have made to them regarding the composition of our assets, the source of our income and the nature of our activities and other operations following this offering, including:

•	all time charters we have entered into are similar in all material respects to those we have provided to White & Case LLP;

•	the income from our chartering activities with China Shipping Container Lines (Asia) Co., Ltd., or CSCL Asia, COSCO Shipping Lines Co., Ltd., or COSCON, Mitsui O.S.K. Lines, Ltd., or MOL, Kawasaki Kisen Kaisha Ltd., or K-Line, and Yang Ming Marine Transport Corp., or Yang Ming Marine, will be greater than 25% of our total gross income at all relevant times;

28

•	the gross value of our vessels chartered to CSCL Asia, COSCON, MOL, K-Line and Yang Ming Marine will exceed the gross value of all other assets we own at all relevant times;

•	the estimated useful life of each of our vessels subject to a time charter will be 30 years from the date of delivery under the charter; and

•	the total payments due to us under the charters are substantially in excess of the bareboat charter rate for comparable vessels in effect at the time the time charters were executed.

An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinion of White & Case LLP may not be sustained by a court if contested by the IRS.

Further, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations, and therefore the composition of our income and assets, will remain the same in the future. Moreover, the market value of our stock may be treated as reflecting the value of our assets at any given time. Therefore, a decline in the market value of our stock (which is not within our control) may impact the determination of whether we are a PFIC. Because our status as a PFIC for any taxable year will not be determinable until after the end of the taxable year, there can be no assurance that we will not be considered a PFIC for the current or any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder generally would be subject to one of three different U.S. income tax regimes, depending on whether the U.S. Holder makes certain elections.

Taxation of U.S. Holders Making a Timely QEF Election

If we were classified as a PFIC for a taxable year, a U.S. Holder making a timely election to treat us as a “Qualified Electing Fund” for U.S. tax purposes, or a QEF Election, would be required to report its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the U.S. Holder’s taxable year regardless of whether the U.S. Holder received distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to qualified dividend income. The U.S. Holder’s adjusted tax basis in our series D preferred shares would be increased to reflect taxed but undistributed earnings and profits, and distributions of earnings and profits that had previously been taxed would not be taxed again when distributed but would result in a corresponding reduction in the U.S. Holder’s adjusted tax basis in our series D preferred shares. The U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our series D preferred shares. A U.S. Holder would not, however, be entitled to a deduction for its pro-rata share of any losses that we incurred with respect to any year.

A U.S. Holder would make a QEF Election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return and complying with all other applicable filing requirements. However, a U.S. Holder’s QEF Election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, you will not be able to make an effective QEF Election at this time. If, contrary to our expectations, we determine that we are or expect to be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF Election with respect to our series D preferred shares.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we believe, our series D preferred shares are treated as “marketable stock,” then a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our series D preferred shares, provided the U.S. Holder completes and

29

files IRS Form 8621 in accordance with the relevant instructions. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our series D preferred shares at the end of the taxable year over the U.S. Holder’s adjusted tax basis in our series D preferred shares. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our series D preferred shares over the fair market value thereof at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The U.S. Holder’s tax basis in our series D preferred shares would be adjusted to reflect any such income or loss recognized. Gain realized on the sale, exchange or other disposition of our series D preferred shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our series D preferred shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year and if a U.S. Holder did not make either a QEF Election or a mark-to-market election for that year, the U.S. Holder would be subject to special rules resulting in increased tax liability with respect to (a) any excess distribution (i.e., the portion of any distributions received by the U.S. Holder on our series D preferred shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our series D preferred shares) and (b) any gain realized on the sale, exchange or other disposition of our series D preferred shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for our series D preferred shares;

•	the amount allocated to the current taxable year and any taxable year prior to the year we were first treated as a PFIC with respect to the U.S. Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each other taxable year would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year; and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Additionally, for each year during which (a) a U.S. Holder owns series D preferred shares, (b) we are a PFIC and (c) the total value of all PFIC stock that such U.S. Holder directly or indirectly owns exceeds certain thresholds, such U.S. Holder will be required to file IRS Form 8621 with its annual U.S. federal income tax return to report its ownership of our series D preferred shares. In addition, if a U.S. Individual Holder is an individual who dies while owning our series D preferred shares, such U.S. Individual Holder’s successor generally would not receive a step-up in tax basis with respect to such shares.

U.S. Holders are urged to consult their own tax advisors regarding the PFIC rules, including the PFIC annual reporting requirement, as well as the applicability, availability and advisability of, and procedure for, making QEF Elections, mark-to-market elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

Medicare Tax on Net Investment Income

Certain Non-Corporate U.S. Holders currently are subject to a 3.8% tax on certain investment income, including dividends and gain from the sale or other disposition of our series D preferred shares. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our series D preferred shares.

30

U.S. Return Disclosure Requirements for U.S. Individual Holders

Generally, U.S. Individual Holders that hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their tax return for that taxable year. This reporting requirement does not apply to U.S. Individual Holders who report their ownership of our shares under the PFIC annual reporting rules described above. Penalties apply for failure to properly complete and file IRS Form 8938. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our series D preferred shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our series D preferred shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to herein as a non-U.S. Holder.

Distributions on Our Series D preferred shares

In general, a non-U.S. Holder is not subject to U.S. federal income tax on distributions received from us with respect to our series D preferred shares unless the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Holder maintains in the United States). If a non-U.S. Holder is engaged in a U.S. trade or business and the distribution is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on that distribution in the same manner as if it were a U.S. Holder.

Sale, Exchange or Other Disposition of Our Series D preferred shares

In general, a non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our series D preferred shares unless (a) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States) or (b) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which those shares are disposed of (and certain other requirements are met). If a non-U.S. Holder is engaged in a U.S. trade or business and the disposition of series D preferred shares is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

In general, payments of distributions with respect to, or the proceeds of a disposition of, our series D preferred shares to a Non-Corporate U.S. Holder will be subject to information reporting requirements. These payments to a Non-Corporate U.S. Holder also may be subject to backup withholding if the Non-Corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States by certifying their status on an IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

31

Backup withholding is not an additional tax. Rather, a holder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

32

MATERIAL NON-UNITED STATES TAX CONSIDERATIONS

Material Marshall Islands Tax Considerations

The following discussion is the opinion of Reeder & Simpson, P.C., our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a shareholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of shares and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the shares.

Each prospective shareholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.

Material Canadian Federal Income Tax Considerations

The following discussion is the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, as to the material Canadian federal income tax consequences under the Income Tax Act (Canada), or the Canada Tax Act, as of the date of this prospectus, that we believe are relevant to prospective shareholders who may purchase common shares from the selling security-holders, where such prospective shareholders are, at all relevant times, for the purposes of the Canada Tax Act and the Canada-United States Tax Convention 1980, or the Canada-U.S. Treaty, resident only in the United States, who are “qualifying persons” for purposes of the Canada-U.S. Treaty and who deal at arm’s length with us and the selling security-holder, or U.S. Resident Holders. This discussion may not apply to United States limited liability companies or insurers; accordingly, such holders should consult their own tax advisors. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the current provisions of the Canada Tax Act and the regulations thereunder in force as of the date of the prospectus, all specific proposals to amend the Canada Tax Act or the regulations thereunder that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof (the Tax Proposals), the current provisions of the Canada-U.S. Treaty, and our understanding of the published administrative policies and assessing practices of the Canada Revenue Agency. This discussion assumes that the Tax Proposals will be enacted as currently proposed, but no assurance can be given that this will be the case. This discussion is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law or in the administrative or assessing policies and practices of the Canada Revenue Agency, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations.

Subject to the assumptions below, under the Canada Tax Act, no taxes on income (including taxable capital gains and withholding tax on dividends) are payable by U.S. Resident Holders in respect of the acquisition, holding, disposition or redemption of our shares. This opinion is based upon the assumptions that we are not a resident of Canada and such U.S. Resident Holders do not have, and have not had, for the purposes of the Canada-U.S. Treaty, a permanent establishment in Canada to which such shares pertain and, in addition, do not use or hold and are not deemed or considered to use or hold such shares in the course of carrying on a business in Canada. Based on the Canada Tax Act as currently enacted, we will not be resident in Canada in a particular

33

taxation year if our principal business in that year is “international shipping,” all or substantially all of our gross revenue for that year consists of gross revenue from “international shipping,” and we were not granted articles of continuance in Canada before the end of that year. International shipping is defined as the operation of ships that are owned or leased by an operator and that are used primarily in transporting passengers or goods in international traffic and includes the chartering of ships, provided that one or more persons related to the operator (if the operator and each such person is a corporation), or persons or partnerships affiliated with the operator (in any other case), has complete possession, control and command of the ship. The leasing of a ship by a lessor to a lessee that has complete possession, control and command of the ship is excluded from the international shipping definition, unless the lessor or a corporation, trust or partnership affiliated with the lessor has an eligible interest in the lessee.

The definition of “international shipping” was introduced following industry consultation, with the intent of providing shipping companies with flexibility in the manner in which they structure their intra-group chartering contracts. Based on our operations and our understanding of the foregoing intention of the definition of “international shipping,” we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canada Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canada Tax Act. However, if we were or become resident in Canada, we would be or become subject under the Canada Tax Act to Canadian income tax on our worldwide income and our non-Canadian resident shareholders would be or become subject to Canadian withholding tax on dividends paid in respect of our shares. Generally, a corporation that is not resident in Canada will be taxable in Canada on income it earns from carrying on a business in Canada and on gains from the disposition of property used in a business carried on in Canada. However, there are specific statutory exemptions under the Canada Tax Act that provide that income earned in Canada by a non-resident corporation from international shipping, and gains realized from the disposition of ships used principally in international traffic, are not included in the non-resident corporation’s income for Canadian tax purposes where the corporation’s country of residence grants substantially similar relief to a Canadian resident. We have been advised by Reeder & Simpson, P.C., that a Canadian resident corporation that carries on an international shipping business, as described in the previous sentence, in the Republic of the Marshall Islands is exempt from income tax under the current laws of the Republic of the Marshall Islands.

Subject to the below assumption, we expect that we will qualify for these statutory exemptions under the Canada Tax Act. Based on our operations, we do not believe that we are, nor do we expect to be, carrying on a business in Canada for purposes of the Canada Tax Act other than a business that would provide us with these statutory exemptions from Canadian income tax. The foregoing is based upon the assumption that we are a resident of the Republic of the Marshall Islands. However, these statutory exemptions are contingent upon reciprocal treatment being provided under the laws of the Republic of the Marshall Islands. If in the future as a non-resident of Canada, we are carrying on a business in Canada that is not exempt from Canadian income tax, or these statutory exemptions are not accessible due to changes in the laws of the Republic of the Marshall Islands or otherwise, we would be subject to Canadian income tax on our non-exempt income earned in Canada which could reduce our earnings available for distribution to shareholders.

Please see “Item 4. Information on the Company—B. Business Overview—Taxation of the Company—Canadian Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2017 for a further discussion, separate from this opinion, of the tax consequences of us becoming a resident of Canada.

This discussion is general in nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular shareholder and no representation with respect to the consequences to any particular shareholder is made.

Each prospective shareholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including Canada, of its investment in us. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.

34

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling security-holders as to any plan of distribution. The selling security-holders may choose not to sell any of their series D preferred shares. Distributions of the series D preferred shares by the selling security-holders, or by their partners, pledgees, donees, transferees or other successors in interest, may from time to time be offered for sale either directly by such selling security-holder or other person, or through underwriters, dealers or agents or on any exchange on which the series D preferred shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the series D preferred shares may be sold include:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling security-holders to sell a specified number of such series D preferred shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling security-holder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security-holders may effect such transactions by selling the series D preferred shares to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling security-holders and may receive commissions from the purchasers of the series D preferred shares for whom they may act as agent. The selling security-holders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the series D preferred shares for sale under the Securities Act and to indemnify the selling security-holders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

We will pay the costs and expenses of the registration and offering of the series D preferred shares offered hereby, including in the case of an underwritten offering.

35

Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on The New York Stock Exchange;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

In connection with sales of the series D preferred shares under this prospectus, the selling security-holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the series D preferred shares in the course of hedging the positions they assume. The selling security-holders also may sell the series D preferred shares short and deliver them to close out the short positions or loan or pledge the series D preferred shares to broker-dealers that in turn may sell them.

From time to time, one or more of the selling security-holders may pledge, hypothecate or grant a security interest in some or all of the series D preferred shares owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security-holders. The number of a selling security-holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security-holder’s securities will otherwise remain unchanged. In addition, a selling security-holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security-holders and any underwriters, broker-dealers or agents who participate in the distribution of the series D preferred shares be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling security-holders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling security-holders are deemed to be underwriters, the selling security-holders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling security-holders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

In addition, the selling security-holders may sell series D preferred shares in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

36

The selling security-holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security-holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security-holders and their affiliates. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any series D preferred shares under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

37

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive offices are located outside of the United States in Hong Kong. A majority of our directors and officers and some of the experts named in this prospectus reside outside of the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or those persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

In addition, the courts of the Marshall Islands or Hong Kong may not (a) enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws or (b) recognize or enforce against us or any of our officers, directors or experts judgments of courts of the United States predicated on U.S. federal or state securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

38

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, the validity of the series D preferred shares and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Dennis J. Reeder, Reeder & Simpson, P.C. Certain other legal matters will be passed upon for us by White & Case LLP and by Blake, Cassels & Graydon LLP. White & Case LLP and Blake, Cassels & Graydon LLP may rely on the opinions of Dennis J. Reeder, Reeder & Simpson, P.C. for all matters of Marshall Islands law.

EXPERTS

The consolidated financial statements of Seaspan Corporation as of December 31, 2017 and 2016 and for each of the three years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by KPMG LLP, independent registered public accounting firm, and have been incorporated by reference herein in reliance upon the reports of KPMG LLP, which reports are also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee	$5,976
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
NYSE fees	6,953
Miscellaneous	10,000

Total	$82,929

39

Seaspan Corporation

1,986,449 Series D Preferred Shares

PROSPECTUS

                , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	Indemnification of Directors and Officers

Seaspan Corporation’s articles of incorporation provide that it must indemnify its directors and officers to the fullest extent authorized by law against expenses, judgments, fines and amounts paid in settlement. Seaspan Corporation is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to its directors and offices and carry directors’ and officers’ insurance providing indemnification for its directors, officers and certain employees for some liabilities.

The directors and officers of Seaspan Corporation also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with the registrant. In addition, the registrant has entered into separate indemnification agreements with some of its officers and directors.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the registrant, its directors and certain officers and other persons against certain claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Seaspan Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for equity securities.

1.2*	Form of Underwriting Agreement for debt securities.

4.1	Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to Seaspan Corporation’s Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-126762), filed with the SEC on August 4, 2005).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.2 to Seaspan Corporation’s Registration Statement on Form 8-A12B (File No. 001-32591), filed with the SEC on February 13, 2014).

4.3	Second Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.3 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 30, 2015).

4.4	Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 1.2 to Seaspan Corporation’s Annual Report on Form 20-F (File No. 333-32591), filed with the SEC on March 23, 2012).

4.5	First Amendment to the Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.5 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 30, 2015).

4.6	Second Amendment to the Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.3 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 28, 2017).

4.7	Statement of Designation of the 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D, dated December 12, 2012 (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on December 13, 2012).

4.8	Specimen of Share Certificate of Seaspan Corporation (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-126762) filed with the SEC on July 21, 2005).

4.9	Specimen of Share Certificate of Seaspan Corporation 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on December 13, 2012).

4.10	Specimen of Share Certificate of Seaspan Corporation 8.25% Cumulative Redeemable Perpetual Preferred Shares—Series E (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on February 13, 2014).

4.11	Statement of Designation of the 6.95% Cumulative Convertible Perpetual Preferred Shares—Series F, dated May 4, 2016 (incorporated herein by reference to Exhibit 4.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on May 19, 2016).

4.12	Statement of Designation of the 8.20% Cumulative Redeemable Perpetual Preferred Shares—Series G, dated June 15, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 001-32591) filed with the SEC on June 16, 2016).

4.13	Statement of Designation of the 7.875% Cumulative Redeemable Perpetual Preferred Shares—Series H, dated August 10, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 001-32591), filed with the SEC on August 11, 2016).

4.14†	Form of Indenture for Debt Securities.

4.15†	Form of Indenture for Convertible Debt Securities.

4.16	Form of Debt Securities (included in Exhibit 4.14).

4.17	Form of Convertible Debt Securities (included in Exhibit 4.15).

4.18*	Form of Warrant Agreement.

4.19*	Form of Warrant Certificate.

4.20*	Form of Unit Agreement.

4.21	Warrant Agreement, dated February 14, 2018, among Seaspan Corporation and each of the investors specified on the signature page thereto (incorporated herein by reference to Exhibit 4.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on February 15, 2018).

4.22	Registration Rights Agreement, dated February 14, 2018 among Seaspan Corporation, the Guarantors specified therein and the investors specified therein (incorporated herein by reference to Exhibit 4.4 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on February 15, 2018).

4.23	Registration Rights Agreement, dated as of March 13, 2018, by and among Seaspan Corporation, Greater China Industrial Investments LLC, Tiger Management Limited and Blue Water Commerce, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.24	Registration Rights Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Deep Water Holdings, LLC (incorporated by reference to Exhibit 4.7 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.25	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Blue Water Commerce, LLC (incorporated by reference to Exhibit 4.3.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.26	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Greater China Industrial Investments LLC (incorporated by reference to Exhibit 4.3.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.27	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Tiger Management Limited (incorporated by reference to Exhibit 4.3.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.28	Subscription Agreement, dated as of March 13, 2018, by and among Seaspan Corporation, Blue Water Commerce, LLC and Deep Water Holdings, LLC (incorporated by reference to Exhibit 4.6 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

5.1	Opinion of Reeder & Simpson, P.C., relating to the legality of the securities being registered

5.2	Opinion of White & Case LLP, relating to the legality of the securities being registered.

8.1	Opinion of White & Case LLP, relating to tax matters.

8.2	Opinion of Reeder & Simpson, P.C., relating to tax matters.

8.3	Opinion of Blake, Cassels & Graydon LLP, relating to tax matters.

23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm).

23.2	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1).

23.3	Consent of Reeder & Simpson, P.C. (contained in Exhibit 8.2).

23.4	Consent of White & Case (contained in Exhibit 5.2).

23.5	Consent of White & Case (contained in Exhibit 8.1).

23.6	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 8.3).

24.1	Powers of Attorney (included on signature pages).

25.1**	Form T-1 Statement of Eligibility respecting the Debt Indenture.

25.2**	Form T-1 Statement of Eligibility respecting the Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Subordinated debt securities may be issued pursuant to Exhibit 4.14 or 4.15.

(b) Financial Statement Schedules.

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

(c) Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

ITEM 10.	Undertakings

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for equity securities.

1.2*	Form of Underwriting Agreement for debt securities.

4.1	Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to Seaspan Corporation’s Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-126762), filed with the SEC on August 4, 2005).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.2 to Seaspan Corporation’s Registration Statement on Form 8-A12B (File No. 001-32591), filed with the SEC on February 13, 2014).

4.3	Second Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.3 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 30, 2015).

4.4	Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 1.2 to Seaspan Corporation’s Annual Report on Form 20-F (File No. 333-32591), filed with the SEC on March 23, 2012).

4.5	First Amendment to the Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.5 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 30, 2015).

4.6	Second Amendment to the Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.3 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on April 28, 2017).

4.7	Statement of Designation of the 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D, dated December 12, 2012 (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on December 13, 2012).

4.8	Specimen of Share Certificate of Seaspan Corporation (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-126762) filed with the SEC on July 21, 2005).

4.9	Specimen of Share Certificate of Seaspan Corporation 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on December 13, 2012).

4.10	Specimen of Share Certificate of Seaspan Corporation 8.25% Cumulative Redeemable Perpetual Preferred Shares—Series E (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B (File No. 001-32591) filed with the SEC on February 13, 2014).

4.11	Statement of Designation of the 6.95% Cumulative Convertible Perpetual Preferred Shares—Series F, dated May 4, 2016 (incorporated herein by reference to Exhibit 4.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on May 19, 2016).

4.12	Statement of Designation of the 8.20% Cumulative Redeemable Perpetual Preferred Shares—Series G, dated June 15, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 001-32591) filed with the SEC on June 16, 2016).

4.13	Statement of Designation of the 7.875% Cumulative Redeemable Perpetual Preferred Shares—Series H, dated August 10, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 001-32591), filed with the SEC on August 11, 2016).

4.14†	Form of Indenture for Debt Securities.

4.15†	Form of Indenture for Convertible Debt Securities.

4.16	Form of Debt Securities (included in Exhibit 4.14).

4.17	Form of Convertible Debt Securities (included in Exhibit 4.15).

4.18*	Form of Warrant Agreement.

4.19*	Form of Warrant Certificate.

4.20*	Form of Unit Agreement.

4.21	Warrant Agreement, dated February 14, 2018, among Seaspan Corporation and each of the investors specified on the signature page thereto (incorporated herein by reference to Exhibit 4.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 1-32591) furnished to the SEC on February 15, 2018).

4.22	Registration Rights Agreement, dated February 14, 2018 among Seaspan Corporation, the Guarantors specified therein and the investors specified therein (incorporated herein by reference to Exhibit 4.4 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on February 15, 2018).

4.23	Registration Rights Agreement, dated as of March 13, 2018, by and among Seaspan Corporation, Greater China Industrial Investments LLC, Tiger Management Limited and Blue Water Commerce, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.24	Registration Rights Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Deep Water Holdings, LLC (incorporated by reference to Exhibit 4.7 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.25	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Blue Water Commerce, LLC (incorporated by reference to Exhibit 4.3.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.26	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Greater China Industrial Investments LLC (incorporated by reference to Exhibit 4.3.2 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.27	Put Right Agreement, dated as of March 13, 2018, by and among Seaspan Corporation and Tiger Management Limited (incorporated by reference to Exhibit 4.3.3 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

4.28	Subscription Agreement, dated as of March 13, 2018, by and among Seaspan Corporation, Blue Water Commerce, LLC and Deep Water Holdings, LLC (incorporated by reference to Exhibit 4.6 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591) furnished to the SEC on March 14, 2018).

5.1	Opinion of Reeder & Simpson, P.C., relating to the legality of the securities being registered.

5.2	Opinion of White & Case LLP, relating to the legality of the securities being registered.

8.1	Opinion of White & Case LLP, relating to tax matters.

8.2	Opinion of Reeder & Simpson, P.C., relating to tax matters.

8.3	Opinion of Blake, Cassels & Graydon LLP, relating to tax matters.

23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm).

23.2	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1).

23.3	Consent of Reeder & Simpson, P.C. (contained in Exhibit 8.2).

23.4	Consent of White & Case (contained in Exhibit 5.2).

23.5	Consent of White & Case (contained in Exhibit 8.1).

23.6	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 8.3).

24.1	Powers of Attorney (included on signature pages).

25.1**	Form T-1 Statement of Eligibility respecting the Debt Indenture.

25.2**	Form T-1 Statement of Eligibility respecting the Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Subordinated debt securities may be issued pursuant to Exhibit 4.14 or 4.15.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on April 13, 2018.

SEASPAN CORPORATION

By:	/s/ Mark Chu
Name:	Mark Chu
Title:	Secretary and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below appoints Bing Chen and Mark Chu, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 13, 2018.

Signature	Title

/S/ DAVID SOKOL David Sokol	Chairman of the Board

/S/ KYLE R. WASHINGTON Kyle R. Washington	Director, Chairman Emeritus

/S/ BING CHEN Bing Chen	Director, President and Chief Executive Officer

/S/ DAVID SPIVAK David Spivak	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ JOHN C. HSU John C. Hsu	Director

/S/ HARALD H. LUDWIG Harald H. Ludwig	Director

/S/ DAVID LYALL David Lyall	Director

/S/ NICHOLAS PITTS-TUCKER Nicholas Pitts-Tucker	Director

/S/ PETER S. SHAERF Peter S. Shaerf	Director

/S/ LARRY SIMKINS Larry Simkins	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Seaspan Corporation, has signed this registration statement in the City of Newark, State of Delaware, on April 13, 2018.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi Authorized Representative in the United States